UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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ICU MEDICAL, INC.
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ICU MEDICAL, INC.
951 Calle Amanecer
San Clemente, California 92673-6213

NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS
To be held May 15, 2018

The 2018 Annual Meeting of Stockholders ("Annual Meeting") of ICU Medical, Inc. (the ''Company'') will be held virtually, exclusively via online live webcast at www.virtualshareholdermeeting.com/ICUI2018 on Tuesday, May 15, 2018 at 9:00 a.m., Pacific Daylight Time.

At the meeting, stockholders will be asked to:

1.
To elect the following eight directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified: Vivek Jain, George A. Lopez, M.D., Robert S. Swinney, M.D., David C. Greenberg, Elisha W. Finney, Douglas E. Giordano, Donald M. Abbey and David F. Hoffmeister.

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2018;

3.	To hold an advisory vote to approve our named executive officer compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

The Board of Directors has determined that only holders of common stock, par value $0.10, of the Company of record as of the close of business on March 22, 2018 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the above address, and electronically during the meeting at www.virtualshareholdermeeting.com/ICUI2018.

All stockholders are invited to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/ICUI2018. Any stockholder attending the Annual Meeting virtually may vote online while polls are open during the Annual Meeting even if such stockholder returned a proxy.

By Order of the Board of Directors
Virginia Sanzone, Corporate Vice President General Counsel and Secretary
San Clemente, CA
April 5, 2018

ANNUAL REPORT	40
NOMINATION OF DIRECTORS AND SUBMISSION OF STOCKHOLDER PROPOSALS	41
OTHER MATTERS	41
SOLICITATION OF PROXIES	41
ANNEX A	43

ICU Medical, Inc.
951 Calle Amanecer
San Clemente, California 92673-6213

PROXY STATEMENT
FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

April 5, 2018

This Proxy Statement is furnished to the stockholders of ICU Medical, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the 2018 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Notice, this Proxy Statement, the annual report to stockholders and the proxy card are being made available to stockholders on or about April 5, 2018.

Annual Meeting of Stockholders

Time and Date

The Annual Meeting will be held virtually on Tuesday May 15, 2018 at 9 a.m. Pacific Daylight Time ("PDT"). Stockholders may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ICUI2018.

Record Date

As of March 22, 2018, the record date for the Annual Meeting, the outstanding voting securities of the Company consisted of 20,286,831 shares of $0.10 par value common stock (the “Common Stock”).

Voting

Each stockholder of record at the close of business on March 22, 2018 is entitled to one vote for each share held as of that date on each matter submitted to a vote of stockholders. The presence in person electronically or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the Annual Meeting. There are no cumulative voting rights.

Voting Matters

•	Elect the eight directors named in this proxy statement.

•	Ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2018.

•	Advisory vote on executive compensation paid to our named executive officers.

•	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Additional voting information about voting at the Annual Meeting is detailed below. Stockholders may also obtain additional information about accessing and voting during the Annual Meeting by calling Investor Relations at (800) 824-7890.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ONLINE ON MAY 15, 2018

This proxy statement and the annual report to stockholders are available at http://ir.icumed.com.

You will be able to attend the Annual Meeting, vote, and submit your questions prior to or during the meeting via the Internet only by visiting www.virtualshareholdermeeting.com/ICUI2018. Access the website at least 10 minutes before the beginning of the meeting to register your attendance and complete the verification procedures to confirm that you were a stockholder of record as of March 22, 2018, the record date. To access the virtual Annual Meeting at the above website you will need to enter your unique control number provided to you on your proxy card to verify your identity.

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the Annual Meeting via live webcast, please vote as soon as possible to ensure your vote is counted at the meeting. Please complete, sign, date and return the enclosed proxy promptly or submit your proxy over the Internet or by telephone. If you are a stockholder of record and attend the virtual Annual Meeting, you may withdraw your proxy and vote electronically during the virtual Annual Meeting. You will find information on submitting your proxy over the Internet and by telephone and information about voting electronically during the Annual Meeting below under "Voting Information".
THANK YOU FOR ACTING PROMPTLY

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND PROXY MATERIALS

Voting Information

How do I submit my proxy?

You will have the opportunity to attend the virtual Annual Meeting and vote electronically during the virtual Annual Meeting if you choose. Whether or not you vote electronically during the virtual Annual Meeting, it is important that your shares be represented and voted. If you are a stockholder of record, you can give a proxy to have your shares voted at the virtual Annual Meeting either:

•	by mailing the enclosed proxy card in the enclosed envelope. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted;

•	electronically, via the Internet by accessing www.proxyvote.com using your control number on your proxy card until 11:59 P.M. Eastern Time the day before the meeting date; or

•	over the telephone by calling toll free number 1-800-690-6903 until 11:59 P.M. Eastern Time the day before the meeting date.

The Internet and telephone proxy submission procedures are set up for your convenience and are designed to verify your identity, to allow you to give voting instructions, and to confirm that those instructions have been properly recorded. If you are a stockholder of record and you would like to submit your proxy by telephone or by using the Internet, please refer to the specific instructions on the attachment to the enclosed proxy card. Alternatively, you may submit your proxy by mail by returning your signed proxy card in the enclosed envelope. If we receive your proxy by mail, electronically or by telephone before the Annual Meeting, we will vote your shares as you direct.

If you hold your shares in “street name,” you must give voting instructions in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares during the virtual meeting?

The procedures for voting during the Annual Meeting are designed to verify your identity and allow you to vote. You should retain the attachment to the proxy card enclosed with this Proxy Statement on which your unique control number appears. You will need to write this control number on your ballot to verify your identity.

To vote during the meeting, visit www.virtualshareholdermeeting.com/ICUI2018 and vote electronically. Electronically submitted ballots must be received before the polls are closed during the Annual Meeting to be counted. We anticipate that the polls will be open from approximately 9:05 to 9:20 A.M. PDT on May 15, 2018.

Even if you currently plan to electronically attend the virtual Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. If you vote by proxy and then decide to electronically attend the virtual Annual Meeting, you will be able to vote electronically during the Annual Meeting, even if you have previously submitted your proxy.

How can I request proxy materials?

To request a print or electronic copy of our Proxy Statement, Annual Report to Stockholders and proxy card, you may call our toll-free telephone number at (800) 824-7890; email us at ir@icumed.com; or visit our web site at www.icumed.com.

Where can I find the voting results?

We will announce the voting results at the virtual Annual Meeting. We also will report the voting results on a Form 8-K, which we expect to file with the SEC within four business days after the virtual Annual Meeting has been held.

Your vote is important. Thank you for voting.

Voting Matters and Board Recommendations
The Board is not aware of any matter that will be presented for a vote at the 2018 Annual Shareholder's Meeting other than those shown below.
The term ''broker non-votes'' refers to shares held by a broker in street name that are present by proxy but are not voted pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. Broker non-votes on non-routine matters are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter but are counted as present for quorum purposes. Of the proposals to be considered at the Annual Meeting, only the ratification of the selection of the independent registered public accountant is considered to be a routine matter on which brokers may vote without instructions from beneficial owners. The approval of the election of directors and the advisory vote to approve named executive officer compensation are considered non-routine matters on which your brokers may not vote without instructions from you as the beneficial owners.
Assuming that a quorum is present, the votes required to approve the matters before the Annual Meeting are as follows:

•
Election of Directors: The election of directors will be decided by a plurality of the votes. The eight director nominees receiving the most votes will be elected. In an uncontested election of directors (one in which the only nominees are those nominated by the Board), any nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election shall, within 10 days following the certification of the stockholder vote, tender his or her written resignation to the Chairperson of the Board for consideration by the Nominating/Corporate Governance Committee of the Board ("the Nominating Committee"). The Nominating Committee shall consider such tendered resignation and within 60 days following the certification of the stockholder vote, shall make a recommendation to the Board concerning the acceptance or rejection of the resignation.

•
Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm: Stockholder approval of this matter requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or by proxy. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal. As brokers have the authority to vote on this matter, broker non-votes are not expected.

•
Advisory Vote on our Named Executive Officer Compensation: Stockholder approval of this matter requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or by proxy. Abstentions will therefore have the same effect as an “Against” vote with respect to this proposal, but broker non-votes are not counted as entitled to vote and will have no effect on the vote for this matter.

Board Recommendations

The Board recommends that you vote:

•	FOR the election of the eight nominees for election to the Board to serve until the next annual meeting of stockholders or until their successors have been elected and qualified;

•	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

•	FOR the approval, on an advisory basis, of our named executive officer compensation.
Virtual Annual Meeting Attendance
The Annual Meeting will be held entirely virtually, as permitted by Delaware law. The Annual Meeting is to be held virtually at www.virtualshareholdermeeting.com/ICUI2018, on Tuesday, May 15, 2018 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to www.virtualshareholdermeeting.com/ICUI2018, at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 22, 2018, the record date. Stockholders of record will need to provide the control number on the attachment to the enclosed proxy card to verify their identity.

Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to www.virtualshareholdermeeting.com/ICUI2018, at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders as of the record date. Such beneficial owners may not vote at the meeting, and may only cause their shares to be voted by providing voting instructions to the persons who hold the beneficial owners’ shares for them. Beneficial owners will need to provide the name of the broker or other nominee that holds their shares to gain access to the virtual meeting.

Revoking or Changing Your Vote

A stockholder giving a proxy may revoke its vote at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting electronically and elects to vote electronically during the meeting. Subject to such revocation or suspension, all shares represented by each properly executed proxy or electronic vote received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominees for director named in or otherwise nominated as set forth in this proxy statement, (ii) the ratification of the selection of the independent registered public accounting firm, (iii) the approval, on an advisory basis, of our named executive officer compensation, and (iv) in the discretion of the proxy holders, any other business that comes before the meeting. Currently, no matter is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our Common Stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as to shares of Common Stock owned as of March 22, 2018, by (a) each director and each nominee, (b) each named executive officer for 2017 and (c) all directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned. The business address of the Company’s directors and officers, the George A. Lopez, M.D. Second Family Limited Partnership and the Lopez Family Trust is 951 Calle Amanecer, San Clemente, California 92673.
Stock Ownership of Management

		Shares of Common Stock Owned	Shares Acquirable	Total Shares Beneficially Owned	Percent of Outstanding Shares (1)
	Joseph R. Saucedo	1,471	23,112	24,583	*
	Robert S. Swinney, M.D.	15,231	41,112	56,343	*	(2)
	George A. Lopez, M.D.	1,481,559	208,433	1,689,992	8.2%	(3)
	David C. Greenberg	2,035	7,578	9,613	*	(4)
	Elisha W. Finney	1,105	5,949	7,054	*
	Vivek Jain	47,189	545,731	592,920	2.8%
	Scott E. Lamb	7,307	117,175	124,482	*
	Alison D. Burcar	3,869	88,730	92,599	*
	Tom McCall	1,963	11,483	13,446	*
	Christian B. Voigtlander	1,822	33,925	35,747	*
	Steven C. Riggs	3,127	30,286	33,413	*
	Douglas E. Giordano	—	—	—	n/a
	David F. Hoffmeister	—	—	—	n/a
	Donald M. Abbey	—	—	—	n/a
	All directors and executive officers as a group (14 persons)	1,566,678	1,113,514	2,680,192	12.5%
____________________________
* Represents less than 1% of our outstanding Common Stock

(1)
The beneficial ownership percentage of each stockholder is calculated based on the number of shares of Common Stock outstanding as of March 22, 2018, plus each beneficial owner's RSUs that vest within 60 days of March 22, 2018 plus each beneficial owner's outstanding options to acquire Common Stock exercisable or exercisable within 60 days of March 22, 2018 held by the beneficial owner whose percent of outstanding stock is calculated.

(2)	Does not include 1,125 shares owned by Dr. Swinney's wife as to which he has no voting or investment power and disclaims any beneficial ownership of such shares.
(3)
Includes 986,843 shares owned by the George A. Lopez, M.D. Second Family Limited Partnership (the “Partnership”), representing 5.0% of the total shares of Common Stock outstanding as of March 22, 2018. Dr. Lopez is the general partner of the Partnership and holds a 1% general partnership interest in the Partnership. As general partner, he has the power to vote and power to dispose of the 986,843 shares owned by the Partnership and may be deemed to be a beneficial owner of such shares. Trusts for the benefit of Dr. Lopez’s children, the Christopher George Lopez Children’s Trust and the Nicholas George Lopez Children’s Trust (collectively, the "Trusts"), own a 99% limited partnership interest in the Partnership. Dr. Lopez is not a trustee of and has no interest in his children’s Trusts. Except to the extent of the undivided one percent general partnership interest in the assets of the Partnership, Dr. Lopez disclaims any beneficial ownership of the shares owned by the Partnership.

Includes 4,002 shares owned by the Lopez Family Trust. Dr. Lopez is a trustee and beneficiary of the Lopez Family Trust. Includes 173,950 shares held by Dr. Lopez as Trustee of the Lopez Charitable Remainder Trust #1 for the benefit of Dr. Lopez.

(4)	Includes 500 shares held by David C. Greenberg, TTEE David C. Greenberg, Declaration of Trust.

5% or More Beneficial Ownership

	Name and Address of Beneficial Owner	Shares of Common Stock Owned	Percent of Outstanding Shares
	Pfizer Inc.	3,200,000	15.8%	(1)(2)
	235 East 42nd Street, New York, NY 10017

	BlackRock Inc.	1,879,874	9.3%	(1)(3)
	55 East 52nd Street, New York, NY 10055

	Janus Henderson Group	1,496,432	7.4%	(1)(4)
	201 Bishopsgate EC2M 3AE, United Kingdom

	The Vanguard Group, Inc.	1,393,332	6.9%	(1)(5)
	100 Vanguard Blvd, Malvern, PA 19355
____________________________
(1)
Information included solely in reliance on information included in statements filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13(d) or Section 13(g) of the Securities Act of 1934, as amended, by the indicated holder.

(2)
Pfizer, Inc. stated in its Schedule 13D filing with the SEC on February 13, 2017 that, of the 3,200,000 shares beneficially owned, it has shared voting power with respect to all 3,200,000 shares and shared dispositive power with respect to all 3,200,000 shares with its indirectly wholly owned affiliates, C.P. Pharmaceuticals International C.V., Pfizer Production LLC, and Pfizer Manufacturing LLC.

(3)
BlackRock, Inc. stated in its Schedule 13G/A filing with the SEC on January 25, 2018 that, of the 1,879,874 shares beneficially owned, it has sole voting power with respect to 1,847,298 shares and sole dispositive power with respect to all 1,879,874 shares.

(4)
Janus Henderson Group stated in its Schedule 13G filing with the SEC on February 12, 2018 that, of the 1,496,432 shares beneficially owned, it has shared voting power with respect to all 1,496,432 shares, and shared dispositive power with respect to all 1,496,432 shares.

(5)
The Vanguard Group, Inc. stated in its Schedule 13G/A filing with the SEC on February 9, 2018 that, of the 1,393,332 shares beneficially owned, it has sole voting power with respect to 25,566 shares, shared voting power with respect to 2,100 shares, sole dispositive power with respect to 1,366,966 shares and shared dispositive power with respect to 26,366 shares.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The following table lists the names, ages, certain positions and offices held by our executive officers as of March 22, 2018:

	Age	Office Held
Vivek Jain	46	Chairman of the Board and Chief Executive Officer
Alison D. Burcar	45	Corporate Vice President, Product Strategy for IV Consumables
Scott E. Lamb	55	Treasurer and Chief Financial Officer
Tom McCall	60	Corporate Vice President, Marketing and Communications and General Manager, Critical Care
Christian B. Voigtlander	50	Chief Operating Officer

Mr. Steven C. Riggs, our former Corporate Vice President, Operations, stepped down from that role, effective January 2018. Mr. Riggs has agreed to remain with the Company in a non-executive officer capacity to assist in various projects.

Mr. Jain joined the Company in February 2014 as Chairman of the Board and Chief Executive Officer. Mr. Jain served as CareFusion Corporation's ("CareFusion") President of Procedural Solutions from 2011 to February 2014. Mr. Jain served as President, Medical Technologies and Services of CareFusion from 2009 until 2011. Mr. Jain served as the Executive Vice-President-Strategy and Corporate Development of Cardinal Health from 2007 until 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain's last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006.

Ms. Burcar has served as Corporate Vice President, Product Strategy for IV Consumables since January 2018. From February 2017 to January 2018, Ms. Burcar served as Corporate Vice President and General Manager, Infusion Consumables. Ms. Burcar served as our Vice President and General Manager of Infusion Systems from July 2014 to February 2017. Ms. Burcar served as Vice President of Product Development from July 2009 to July 2014. Ms. Burcar served as our Vice President of Marketing from 2002 to July 2009, our Marketing Operations Manager from 1998 to 2002 and held research and development project/program management positions from 1995 to 1998.

Mr. Lamb has served as our Treasurer and Chief Financial Officer since February 2008. Mr. Lamb served as our Controller from 2003 to February 2008.  Mr. Lamb served as Senior Director of Finance for Vitalcom, Inc. from 2000 to 2003.

Mr. McCall has served as our Corporate Vice President, Marketing and Communications and General Manager, Critical Care since February 2017. Mr. McCall served as our Vice President and General Manager of Critical Care from July 2014 to February 2017. Mr. McCall served as our Vice President of Marketing from July 2010 to July 2014. Mr. McCall served as Vice President of Marketing Communications and Brand Strategy for Masimo Corporation from 2006 to 2010 and as Vice President of Corporate Marketing and Brand Development for Welch Allyn, Inc. from 2001 to 2006.

Mr. Voigtlander has served as our Chief Operating Officer since January 2018. From February 2017 to January 2018, Mr. Voigtlander served as the Company’s Corporate Vice President, Business Development and General Manager, Infusion Solutions. From June 2015 to February 2017, Mr. Voigtlander served as the Company’s Vice President, Business Development. Prior to May 2015, Mr. Voigtlander held various roles at CareFusion and last served as Senior Vice President, Business Development and Strategy.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes important information regarding the executive compensation program at ICU Medical, Inc. It describes our compensation philosophy, objectives regarding the compensation of our named executive officers, our policies and practices, and determinations related to executive compensation specific to 2017. For 2017, the term “named executive officers” represents the five executive officers in the compensation tables below:

Vivek Jain	Chief Executive Officer ("CEO") and Chairman of the Board
Scott E. Lamb	Treasurer and Chief Financial Officer ("CFO")
Steve C. Riggs(1)	Corporate Vice President, Operations
Alison D. Burcar	Corporate Vice President, Product Strategy for IV Consumables
Tom McCall	Corporate Vice President, Marketing and Communications and General Manager, Critical Care
______________________________
(1) Mr. Riggs stepped down from his position as Corporate Vice President, Operations in January 2018 and is currently serving at the Company as Special Projects, Operations, a non-executive officer position.

Executive Summary

Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and employees, and also to incentivize employee contributions that are consistent with our corporate objectives and stockholder interests. The Compensation Committee believes it is important to provide a competitive total compensation package and share our success with our named executive officers, as well as our other employees, when our objectives are met.

2017 Business Highlights

We are one of the world’s leading pure-play infusion therapy companies with global operations and a wide-ranging product portfolio that includes IV solutions, IV smart pumps, dedicated and non-dedicated IV sets and needlefree connectors, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. In addition, the Company manufactures automated pharmacy IV compounding systems with workflow technology, closed systems transfer devices for hazardous IV drugs, and cardiac monitoring systems to optimize patient fluid levels. Key 2017 business highlights include:

•
Completion of Acquisition of Pfizer’s Hospira Infusion Systems Business. On February 3, 2017, we completed our acquisition of Pfizer’s Hospira Infusion Systems (“HIS”) business. We believe combining HIS with our legacy infusion therapy business creates a pure-play infusion business enabling us to offer customers a full suite of intravenous therapy devices and solutions. The combination unifies a split distribution channel which we believe in the long-term will reduce costs and improve efficiencies. We believe that the acquisition significantly expands our footprint allowing us to potentially compete more successfully on a global scale and eliminates our single customer concentration risk that clouded our strategic value.

•
Strong 1-year, 3-year and 5-year Total Shareholder Return. Our stock price increased from a closing of $147.35 per share at fiscal year-end 2016 to $216.00 per share at fiscal year-end 2017. Our total stockholder return ("TSR") for 2017 and the three-year and five-year periods ended December 31, 2017, was 46.6%, 163.7% and 254.5%, respectively. Our TSR ranked at the 70th, 86th and 64th percentiles among our compensation peer group for these periods, respectively.

•	Strong Operational and Financial Results. We experienced significant growth in revenue, net income, adjusted earnings per share, and adjusted EBITDA.

(in millions, except per share and per share amounts)
	2017	2016	Change
Revenue	$1,292.2	$379.4	240.6%
Net Income	$68.6	$63.1	8.7%
Adjusted EBITDA(1)	$222.5	$134.1	65.9%
Diluted earnings per share	$3.29	$3.66	(10.1)%
Adjusted Diluted EPS(2)	$6.45	$4.88	32.2%
Closing Stock Price at Fiscal Year-end	$216.00	$147.35	46.6%
____________________________
(1) Adjusted EBITDA adjusts from net income certain items as described in Annex A to this proxy statement. Our reconciliation of Adjusted EBITDA from net income is contained on Annex A to this proxy statement.

(2) Adjusted Diluted EPS represents diluted earnings per share adjusted for certain items as described in Annex A to this proxy statement. Our reconciliation of Adjusted Diluted EPS from diluted earnings per share is contained in Annex A to this proxy statement.

Executive Compensation Program Highlights

Pay for Performance

"Pay for performance" is the underlying tenet of our compensation philosophy. Consistent with this focus, our 2017 executive compensation program includes annual performance-based cash bonuses and long-term incentive compensation, primarily in the form of restricted stock unit ("RSU") awards, that vest based on continued service or achievement of applicable performance goals.

For 2017, on average, approximately 75% of our named executive officers’ target total direct compensation consisted of "variable" pay (assuming the payout at "target" performance of annual cash bonuses and performance RSU awards) and included the following elements:

•
Performance-based cash. Our 2017 annual cash bonuses were earned based on the achievement of pre-set financial targets using Adjusted EBITDA as the performance measure. Cash incentive opportunities can range from 0% to 200% of target incentive opportunity based on performance. For 2017, the Company exceeded 200% of target under the Adjusted EBITDA measure.

•
Performance-based RSU awards. Our long-term performance RSU awards are earned only upon achievement of performance goals over a three-year performance period which, for awards granted in 2017, is based on the achievement of a cumulative Adjusted EBITDA goal. Our long-term performance RSUs recognize contributions to long-term success and long-term awards align our executive officers' compensation with Company performance and allow us to retain key employees through long-term vesting and potential wealth creation.

•
Time-based RSU awards. The time-based RSUs awarded to our executive officers balance pay-for-performance and retention objectives. Realized value will vary based on stock price performance. Retention is achieved via a three-year vesting period. These longer vesting periods reinforce the executives' focus on long-term stockholder value.

Payouts of these variable compensation elements closely align with our business financial results.

Fixed pay included base salaries and other benefits. The following chart shows the mix between "fixed" and "variable" pay for our named executive officers in 2017 (on average).

In particular, we believe that our equity compensation program supports a long-term performance orientation by aligning the interests of our executives and our stockholders. In 2017, the Compensation Committee continued to grant performance-based RSU awards instead of stock options to the named executive officers, which it believes better aligns our equity compensation program with stockholders’ interests. These RSU awards will be earned, if at all, based on the achievement of a pre-established minimum cumulative Adjusted EBITDA target measured over a three-year period. In addition, in 2017 the Compensation Committee granted time-based RSU awards with multi-year vesting requirements, which are intended to motivate our retention objectives.

Strong Governance and Compensation Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. Our compensation philosophy and related corporate governance policies and practices are complemented by the following specific compensation practices that are designed to align our executive compensation program with long-term stockholder interests:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance, including short-term cash and long-term equity incentives, which also align the interests of our executive officers and stockholders.

•
Meaningful Stock Ownership Guidelines. We maintain guidelines for the minimum ownership of shares of our Common Stock by our executive officers and the non-employee members of our Board, including a 5x base salary requirement for our CEO and 1x base salary requirement for our other executive officers.

•
Performance-Based Annual Cash Bonuses. Our annual cash bonus program results in payments funded based on the achievement of pre-established Company financial performance goals and adjusted based on individual performance as determined by the CEO and the Compensation Committee.

•
Multi-Year and Performance Vesting. The equity awards granted to our executive officers generally vest over multi-year periods, and 50% of the grant date value of the equity awards granted to our named executive officers in 2017 will be earned based on the achievement of a minimum pre-established cumulative Adjusted EBITDA target measured over a three-year period, which we believe is consistent with current market practice, our retention objectives and our pay for performance philosophy.

•	Limited Perquisites. We provide only limited perquisites or other personal benefits to our executive officers, such as a 401(k) plan matching contribution and Company-paid annual physicals.

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•
Independent Compensation Committee Advisor. The Compensation Committee engaged its own compensation consultant to assist with its 2017 compensation reviews. This consultant performed no other services for us in 2017.

•
Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•	Annual Say-on-Pay Vote. We provide our stockholders with the opportunity to vote annually on the advisory approval of the compensation of our named executive officers (a “say-on-pay proposal”).

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (“gross-ups”) on any perquisites or other personal benefits or on any severance or change-in-control payments or benefits.

•	Hedging and Pledging Prohibited. We prohibit our executive officers and the non-employee members of our Board from hedging or pledging our securities.

•
No Defined Benefit Pension or Deferred Compensation Plans. We do not currently offer, nor do we have plans to provide, pension arrangements or nonqualified deferred compensation plans or arrangements to our executive officers. At this time, we maintain a defined contribution plan that is intended to satisfy the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code (the “Code”), which is available to our executive officers on the same basis as our other full-time, salaried U.S. employees.

2017 Say-on-Pay Vote

Each year, the Compensation Committee considers the say-on-pay vote results from the prior Annual Meeting of Stockholders in its evaluation of the compensation program for our named executive officers. At our 2017 Annual Meeting of Stockholders, approximately 98% of the votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our executive compensation program. Following the vote on our say-on-pay vote to be conducted at this Annual Meeting, we expect our next say-on-pay vote will be conducted at our annual meeting in 2019.

How We Determine Executive Compensation

Compensation Philosophy and Objectives

Our executive compensation program is designed to align our named executive officers’ interests with those of our stockholders by establishing a direct and meaningful link between our business financial results and their compensation. In determining total compensation of our named executive officers, the Compensation Committee has worked with its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant,” to implement compensation policies based on the following factors:

•	the overall business and financial performance of the Company;

•	the individual’s performance, experience and skills;

•	the terms of employment agreements or other arrangements with the individual;

•	competitive market data for similar positions based on the Company’s compensation peer group; and

•	results from the prior year’s stockholder advisory vote on the compensation of our named executive officers.

The main objectives of our executive compensation program are to:

•	provide competitive total pay opportunities that help attract, incentivize and retain leadership and key talent;

•	establish a direct and meaningful link between business financial results, individual/team performance and rewards;

•	provide strong incentives to promote the profitability and growth of the Company, create long-term stockholder value and incentivize superior performance; and

•	encourage the continued attention and dedication of our executives and provide reasonable individual security to enable our executives to focus on our best interests.

In making compensation decisions, the Compensation Committee believes that a critical factor in ensuring the Company’s ability to attract, retain and motivate its executive officers is ensuring that their compensation is competitive with companies that it considers to be competitors. In determining the appropriate level and form of compensation, the Compensation Committee reviews market data relating to the cash and equity compensation of similarly-sized medical device and life sciences companies that is provided by its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant.”

Engagement of Compensation Consultant

Since 2007, our Compensation Committee has engaged Compensia, a national compensation consulting firm, to assist in reviewing and making appropriate changes to our executive compensation guiding principles, to update our compensation peer group, to evaluate the competitiveness of our executive officers' compensation, and to assist it in the course of its deliberations concerning executive compensation decisions. Compensia serves at the discretion of the Compensation Committee. For 2017, the peer group consisted of the following companies:

Abaxis	Insulet	Natus Medical
ABIOMED	Integra LifeSciences	NuVasive
Cantel Medical	Masimo	NxStage Medical
Globus Medical	Meridian Bioscience	Wright Medical Group
Haemonetics	Merit Medical Systems	ZELTIQ Aesthetics

The selected companies had financial and industry similarities to ICU Medical. Specifically, targeted companies met these general criteria:

•	Revenues between 0.33x - 3x ICU;

•	Market capitalization between 0.5x - 5x ICU;

•	Headcount generally greater than 3,000; and

•	Medical device/healthcare equipment companies.

This compensation peer group was used by the Compensation Committee during 2017 as a reference for understanding the competitive market for executive positions in our industry sector.

Elements of Compensation

In setting compensation levels for our executive officers, the Compensation Committee considers each element of compensation separately as well as the aggregate value of all elements of compensation for each individual. Amounts realized or realizable from awards under prior bonus or incentive plans, including stock options, do not significantly influence the pay setting process of current compensation levels. The significant compensation components are base salary, annual cash bonuses and equity awards; we also provide severance and change in control payments and benefits.

While the Compensation Committee does not use specific target percentiles to justify compensation decisions, it does consider competitive market data in the course of its deliberations. The Compensation Committee believes that such information is useful in at least two respects. First, the Compensation Committee recognizes that our compensation levels must be competitive to attract, motivate, and retain superior executive talent. Second, the Compensation Committee believes that developing a general understanding of the compensation provided to the executives at our peer companies is useful in assessing the reasonableness and appropriateness of individual executive compensation elements.

Accordingly, the Compensation Committee considers an analysis of the compensation practices of the companies in the compensation peer group, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. This information is one of several factors, including the factors that are described above in the “Compensation Philosophy and Objectives” section, that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers.

The Compensation Committee intends to review our compensation peer group at least annually and makes adjustments to its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.

Base Salaries

The Compensation Committee initially established the base salaries with our named executive officers as the result of an arms-length negotiation with each individual. It reviews base salaries when position responsibilities change.

The base salaries for 2017 remain unchanged from 2016. In reviewing the base salaries of our named executive officers in 2017, the Compensation Committee considered the market for similar positions based on the compensation peer group and took into account individual performance. The following table presents each named executive officer's base salary for 2017:

Name	Position	2017 Base Salary Rate
Vivek Jain	Chief Executive Officer/ Chairman of the Board	$650,000
Scott E. Lamb	Treasurer and Chief Financial Officer	$395,150
Steven C. Riggs	Vice President of Operations	$360,582
Alison D. Burcar	Vice President and General Manager Infusion Systems	$315,000
Tom McCall	Vice President and General Manager of Critical Care	$293,550

Annual Cash Incentives

Pursuant to the terms of our 2008 Performance-Based Incentive Plan (the “Performance-Based Incentive Plan”), the Compensation Committee sets target bonus opportunities and selects performance measures and related target levels for each year; we refer to this annual cash incentive program as our "MIP." Cash bonuses under the MIP are based on our actual performance for the applicable year based on the Company’s achievement of the performance measure target levels.

Financial performance was a key factor in decisions and outcomes for the 2017 MIP. Specifically, for 2017, payment of bonus opportunities were funded under the MIP was based on the achievement of Adjusted EBITDA goals and the Compensation Committee reserved discretion to adjust bonuses based on individual performance in determining actual bonus payouts. The performance against the target levels for the 2017 MIP accounted for 100% of the named executive officers’ cash bonuses for 2017, although the Compensation Committee reserved discretion to adjust any bonus.

The following table presents the 2017 target bonus opportunities and the eligible MIP range (threshold and maximum) as a percentage of total base salary for each named executive officer.

Name	Target Bonus (% of 2017 Base Salary)	Threshold Bonus (% of Target Bonus)	Stretch Bonus (% of Target Bonus)
Vivek Jain	100%	50%	200%
Scott E. Lamb	60%	50%	200%
Steven C. Riggs	60%	50%	200%
Alison D. Burcar	60%	50%	200%
Tom McCall	60%	50%	200%
Payouts under the 2017 MIP were based on achieving a pre-established Adjusted EBITDA target level for the year. The Compensation Committee determined to use Adjusted EBITDA as a short-term performance measure under our 2017 MIP because it believes Adjusted EBITDA is a positive indicator of our operating results and increased stockholder value and aligns a portion of the executive officer's compensation with a key financial target. For purposes of the 2017 MIP, "Adjusted EBITDA" means net income adjusted for interest, net, intangible asset amortization expense, depreciation expense, stock compensation expense, restructuring, strategic transaction and integration expense, adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value, legal settlement, bargain purchase gain, change in fair value of contingent earn-out, disposition of certain assets and income tax expense, as further described in Annex A to this proxy statement. In early 2017, the Compensation Committee determined that the threshold bonus should be increased to 50% of target, from 33% in 2016, and the stretch bonus should be increased to 200% of target, from 175% in 2016. In determining these increases the Compensation Committee considered annual forecasts for the upcoming year, broader industry performance and analyst expectations. Consideration was also given to the cost/benefit of the additional upside opportunity. The Compensation Committee's analysis determined that the additional bonus payouts would be justified if the incremental level of EBITDA outperformance was reached. The intent of the MIP is to incentivize key employees for exceptional performance.

Based on a review of economic conditions, the Compensation Committee set performance goals under the 2017 MIP based on achievement of the following financial target levels:

	Threshold Goal	Target Goal	Stretch Goal
Adjusted EBITDA Performance (in millions)	$155.0	$170.0	$200.0
MIP % Payout	50%	100%	200%

The following table presents the possible threshold, target and stretch bonus payouts for the 2017 MIP, as well as the actual amounts earned under the MIP for each named executive officer for 2017. For achievement of an Adjusted EBITDA below the threshold goal, the named executive officers were not eligible to receive a cash bonus. Based on the Company's actual Adjusted EBITDA performance of $222.5 million for 2017, the potential payout was at the maximum payout level, or 200% of target. In February 2018, based on the review of each named executive officer's individual performance and contributions to the Company's success, the individual performance factors for Ms. Burcar and Mr. Riggs were adjusted downward by the Compensation Committee to 70% and 59% of the 200% earned based on financial measures, respectively.

Name	Salary	Potential Threshold Bonus	Potential Target Bonus	Potential Maximum Bonus	Actual bonus paid	Actual bonus paid % of Target Bonus
Vivek Jain	$650,000	$325,000	$650,000	$1,300,000	$1,300,000	200%
Scott E. Lamb	$395,150	$118,545	$237,090	$474,179	$474,179	200%
Steven C. Riggs	$360,582	$108,175	$216,349	$432,698	$255,000	118%
Alison D. Burcar	$315,000	$94,500	$189,000	$378,000	$264,600	140%
Tom McCall	$293,550	$88,065	$176,130	$352,260	$352,000	200%
Equity Awards

We grant equity awards to our executive officers to align their interests with the interests of our stockholders and to help achieve our retention objectives. The use of equity awards further promotes our efforts to encourage the profitability and growth of the Company through the establishment of strong incentives to maintain our stock performance.

In 2017, the Compensation Committee continued to grant performance-based RSUs in lieu of granting stock options to our named executive officers. This decision was based, in part, on the Compensation Committee's belief that performance-based RSUs drive performance on specific financial metrics that will translate into long-term stockholder value creation. We also believe a combination of performance and time-based RSUs effectively balance pay-for-performance and retention objectives.

The following table presents the equity award grants to our named executive officers for 2017.

Name	Total Target Award Multiple of Base Salary	Time-Based RSUs (#)	Time-Based RSUs ($)(1)	Performance RSUs (#)	Performance RSUs ($)(1)
Vivek Jain	2.8x	5,978	925,096	5,978	925,096
Scott E. Lamb	1.4x	1,778	275,146	1,778	275,146
Steven C. Riggs	1.2x	1,374	212,627	1,374	212,627
Alison D. Burcar	1.5x	1,535	237,541	1,535	237,541
Tom McCall	1.1x	1,051	162,642	1,051	162,642
____________________________
(1) Reflects the grant-date fair value of the time-based RSUs and performance-based RSUs.

Consistent with our overall pay philosophy, our Compensation Committee determined the size of the 2017 equity awards so that the target total direct compensation of the named executive officers fell in the competitive market range, as appropriate, after considering factors such as Company and individual performance, experience, longevity with the Company, internal pay parity considerations and unique requirements of the position.

The RSU awards granted to the named executive officers in 2017 were subject to the following provisions:

•
The performance-based RSUs have a three-year performance period and will be earned, if at all, upon the achievement of a cumulative Adjusted EBITDA goals over the performance period. Cumulative Adjusted EBITDA was selected as a long-term performance measure as it aligns future payout under the long-term plan with sustained EBITDA performance. At the beginning of the performance period, it was determined that the shares of our Common Stock subject to the performance-based RSUs will be earned (and vest in full on December 31, 2019, the last day of the performance period), subject to the executive officer’s continued service as of that date as follows:

Cumulative Adjusted EBITDA	Percentage of awards that will vest
Below $600 million	0% - forfeited
At least $600 million	100%
At least $650 million	200%
At least $700 million	300%

•	The time-based RSUs vest in equal annual increments over a three-year period from the date of grant.

•	We do not pay or accrue dividend equivalents on any RSU awards, including performance-based awards.

•
In the event of a corporate transaction or change in control of the Company, the equity awards granted in 2017 to the named executive officers will accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control). In addition, if the performance-based RSUs are assumed or replaced then they will be deemed earned as to 200% of the RSUs and will remain outstanding and eligible to vest on January 1, 2020, subject to the grantee’s continued service.

Severance and Change in Control Payments and Benefits

Severance and Change in Control Arrangements with our Named Executive Officers

In 2017 we entered into an amended and restated employment agreement with our CEO that provided for amended severance and change in control benefits, and maintained a Severance Plan, effective January 1, 2017, in which the remaining named executive officers participate. These arrangements provide for severance payment and benefits upon a qualifying termination of employment, both outside and in the change in control context, as described in greater detail below in “Potential Payments upon Termination or Change in Control.” We believe that these payments and benefits are essential for us to fulfill our objective of attracting and retaining key managerial talent.

Equity Plan

In addition, under our Amended and Restated 2011 Stock Incentive Plan, the equity awards granted in 2017 to the named executive officers will accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control). In addition, if the performance-based RSUs are assumed or replaced then they will be deemed earned as to 200% of the RSUs and will remain outstanding and eligible to vest on January 1, 2020, subject to the grantee’s continued service.

Our Compensation Committee believes these arrangements:

•	contribute to overall competitiveness of executive total compensation and enhance the Company’s ability to attract/retain key executives;

•	further align the interests of key executives with those of the Company’s stockholders and promote objective evaluations of strategy alternatives by executives;

•
motivate our executives to drive business success independent of the possible occurrence of any change-of-control transaction and reduce distractions associated with the potential for a transaction or termination of employment; and

•	maximize stockholder value by retaining "key" personnel through the completion of the transaction so that the Company is delivered in the condition bargained for by a potential acquirer.

Health and Welfare Benefits; Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. The Company does not provide pension or other post-retirement benefits, other than matching contributions under the Company’s 401(k) retirement plan. Except as described in the following sentence, the Company does not provide perquisites or other personal benefits to our executive officers. In addition, the Company reimburses the named executive officers for the cost of an annual physical examination.

Stock Ownership Guidelines

We maintain established stock ownership guidelines for our CEO and the non-employee members of our Board discussed below in "Compensation of Directors." Our CEO has up to five years from the time of appointment to acquire and retain shares of our Common Stock that equal or exceed five times his annual base salary. In 2014, we established stock ownership guidelines for our remaining executive officers. These executive officers have up to five years to acquire and retain shares of our Common Stock that equal the annual base salary of the executive officer. Shares beneficially owned by our CEO, our other executive officers, directly or indirectly, such as shares held by an immediate family member living in the same household or shares in a trust, and vested restricted shares and shares represented by vested RSUs, count toward meeting the stock ownership guidelines. All of our executive officers who have met the five year mark are in compliance with the stock ownership guidelines.

Anti-Pledging / Hedging Policies

All executive officers and non-employee members of our Board are prohibited from engaging in any speculative transactions in Company securities, including share pledging, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for its “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a corporation’s chief executive officer, and the three next most-highly compensated executive officers (other than its chief financial officer) and compensation that qualified as “performance-based compensation” for purposes of Section 162(m) of the Code was exempt from this $1.0 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the determination of the covered employees was generally expanded. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, we may not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, and will include the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Considerations

ASC Topic 718, Compensation-Stock Compensation, or ASC Topic 718, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The following table shows all compensation awarded to, earned by or paid to each of our principal executive officer, principal financial officer and the next three most highly compensated executive officers in 2017 whose 2017 total compensation exceeded $100,000. Non-equity incentive plan compensation in the table below are included in the year earned rather than the year actually paid; a portion of certain amounts may be paid in the following year.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-equity incentive plan compensation ($) (2)	All other compensation ($) (3)	Total ($)
Vivek Jain, Chairman of the Board and Chief Executive Officer	2017	650,000	—	1,850,192	—	1,300,000	18,131	3,818,323
	2016	650,000	—	1,950,072	—	942,500	9,275	3,551,847
	2015	650,000	—	1,462,587	1,462,519	975,000	948	4,551,054
Scott E. Lamb, Treasurer and Chief Financial Officer	2017	395,150	—	550,292	—	474,179	9,450	1,429,071
	2016	395,150	—	474,202	—	343,780	9,275	1,222,407
	2015	395,150	—	395,160	395,173	355,635	9,100	1,550,218
Steven C. Riggs, Vice President of Operations	2017	360,582	—	425,254	—	255,000	9,450	1,050,286
	2016	360,582	—	432,868	—	313,706	9,275	1,116,431
	2015	360,582	—	360,632	360,596	324,524	9,100	1,415,434
Alison D. Burcar, Vice President and General Manager of Infusion Systems	2017	315,000	—	475,082	—	264,600	9,450	1,064,132
	2016	315,000	—	630,020	—	260,348	9,275	1,214,643
	2015	315,000	—	315,009	315,009	283,500	9,100	1,237,618
Tom McCall, Vice President and General Manager of Critical Care	2017	293,550	—	325,284	—	352,000	9,450	980,284
	2016	293,550	—	352,278	—	232,404	9,100	887,332
	2015	293,550	—	176,189	176,151	237,776	9,100	892,766
____________________________

(1)
Amounts represents the grant date fair value of performance-based RSUs granted in the period and the grant date fair value of time-based RSUs granted during the period, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The amounts in this column assume the target level of performance conditions will be achieved. The grant date fair value of performance-based RSUs is based on the closing stock price on the date of grant and the probable outcome of the applicable performance conditions, which is the target value. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on March 16, 2018. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

The following table presents the values of the performance-based RSUs (target and maximum) for each named executive officer.

	Performance-Based RSUs
Name	Target ($)	Maximum ($)
Vivek Jain	925,096	2,775,288
Scott E. Lamb	275,146	825,438
Steven C. Riggs	212,627	637,881
Alison D. Burcar	237,541	712,623
Tom McCall	162,642	487,926

(2)
The amounts for all named executive officers represent the cash bonuses earned by the named executive officers for fiscal year 2017 based on the achievement of Adjusted EBITDA goals and each respective officer's fiscal year 2017 performance and stretch performance goals, consistent with the terms of the Performance-Based Incentive Plan and MIP.

(3)
Other compensation includes our match on the officer’s 401(k) contributions and, for 2017 and 2016, reimbursements for the cost of annual physical examinations that we provide for members of our senior management. For Mr. Jain, the amount shown also includes attorney’s fees paid in 2017 in connection with the negotiation of his amended and restated employment agreement.

Grants of Plan-Based Awards in 2017

The following table presents awards in 2017 under the Company’s various incentive award plans.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant date fair value of stock and option awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Jain
Performance bonus (1)	02/27/17	$325,000	$650,000	$1,300,000	—	—	$—
Performance RSUs (2)	03/27/17	$—	$—	$—	5,978	5,978	17,934		$925,096
RSUs (3)	03/27/17	$—	$—	$—	—	—	—	5,978	$925,096

Scott E. Lamb
Performance bonus (1)	02/27/17	$118,545	$237,090	$474,179	—	—	—
Performance RSUs (2)	03/27/17	$—	$—	$—	1,778	1,778	5,334		$275,146
RSUs (3)	03/27/17	$—	$—	$—	—	—	—	1,778	$275,146

Steven C. Riggs
Performance bonus (1)	02/27/17	$108,175	$216,349	$432,698	—	—	—
Performance RSUs (2)	03/27/17	$—	$—	$—	1,374	1,374	4,122		$212,627
RSUs (3)	03/27/17	$—	$—	$—	—	—	—	1,374	$212,627

Alison D. Burcar
Performance bonus (1)	02/27/17	$94,500	$189,000	$378,000	—	—	—
Performance RSUs (2)	03/27/17	$—	$—	$—	1,535	1,535	4,605		$237,541
RSUs (3)	03/27/17	$—	$—	$—	—	—	—	1,535	$237,541

Tom McCall
Performance bonus (1)	02/27/17	$88,065	$176,130	$352,260	—	—	—
Performance RSUs (2)	03/27/17	$—	$—	$—	1,051	1,051	3,153		$162,642
RSUs (3)	03/27/17	$—	$—	$—	—	—	—	1,051	$162,642
____________________________

(1)
Performance bonuses are payable under the Performance-Based Incentive Plan and 2017 MIP if certain annual financial achievements are met or exceeded. The amounts actually earned by our named executive officers from this bonus arrangement in 2017 are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The material terms of the Performance-Based Incentive Plan are discussed above under the caption “Annual Cash Incentive.”

(2)
Performance RSUs are granted under our Amended and Restated 2011 Stock Incentive Plan and have a performance period of three years from the date of grant. The performance RSUs will vest, if at all, upon the achievement of a minimum specified cumulative Adjusted EBITDA goal, subject to a three-year cliff vesting ending on December 31, 2019. If at that date, our cumulative Adjusted EBITDA is at least $600 million but less than $650 million, 100% of the awarded units will vest. If our cumulative Adjusted EBITDA is at least $650 million but less than $700 million, 200% of the awarded units will vest. If our cumulative Adjusted EBITDA is at least $700 million, 300% of the awarded units will vest. If the Company does not achieve the threshold performance metric, zero shares will be earned and the performance RSUs will be forfeited.

(3)	Amounts reflect the number of RSUs granted under our Amended and Restated 2011 Stock Incentive Plan and vest ratably on the anniversary of the grant over three years.

(4)
Amounts represent the grant date fair value of performance-based RSUs granted in the period and the grant date fair value of time-based RSUs granted during the period, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of performance-based RSUs is based on the closing stock price on the date of grant and the probable outcome of the applicable performance conditions, which is the target value. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on March 16, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2017 Table

In May 2017, the Company and Vivek Jain entered into an Amended and Restated Executive Employment Agreement (the “Agreement”), under which Mr. Jain serves as the Chief Executive Officer of the Company. The Agreement is effective as of May 8, 2017 and will continue until May 8, 2020, unless earlier terminated, and supersedes the employment agreement with Mr. Jain, dated February 7, 2014, as amended (the “Original Agreement”). The term of the Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Jain gives written notice of termination at least 60 days prior to the end of the applicable term.

Consistent with the Original Agreement, the Agreement provides for the following compensation in respect of Mr. Jain’s services as Chief Executive Officer of the Company:

•	an annual base salary $650,000;

•	participation in the annual bonus plan of the Company, pursuant to which Mr. Jain’s target bonus opportunity will not be less than one hundred percent (100%) of his base salary;

•	Mr. Jain will be considered for annual equity incentive awards under any applicable plans adopted by the Company during the period of employment for which executives are generally eligible;

•	up to $10,000 in reimbursed legal fees and expenses incurred in connection with the negotiation of the Agreement; and

•	certain other benefits and reimbursements.

The Agreement also provides for certain payments and benefits upon a qualifying termination of employment or upon a change in control, as described under “Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards at December 31, 2017

The following table contains information about stock and option awards held at December 31, 2017, by our named executive officers. Except as indicated below, stock awards and options were granted pursuant to our Amended and Restated 2011 Stock Incentive Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vivek Jain	137,846	79,279	$58.79	(1)	02/24/24
	250,023	15,218	$58.79	(2)	02/24/24
	40,915	20,458	$88.76	(3)	02/11/25
						5,493	$1,186,488	(4)
						7,518	$1,623,888	(5)
						5,978	$1,291,248	(6)
									33,828	$7,306,848	(7)
									17,934	$3,873,744	(8)
	428,784	114,955				18,989	$4,101,624		51,762	$11,180,592
Scott E. Lamb	23,624	—	$61.76	(9)	02/06/23
	75,000	25,000	$58.79	(1)	02/24/24
	11,055	5,528	$88.76	(3)	02/11/25
						1,484	$320,544	(4)
						1,828	$394,848	(5)
						1,778	$384,048	(6)
									8,226	$1,776,816	(7)
									5,334	$1,152,144	(8)
	109,679	30,528				5,090	$1,099,440		13,560	$2,928,960

Steven C. Riggs	3,446	—	$61.76	(9)	02/06/23
	—	31,250	$58.79	(1)	02/24/24
	10,088	5,044	$88.76	(3)	02/11/25
						1,355	$292,680	(4)
						1,669	$360,504	(5)
						1,374	$296,784	(6)
									7,509	$1,621,944	(7)
									4,122	$890,352	(8)
	13,534	36,294				4,398	$949,968		11,631	$2,512,296

Alison D. Burcar	56,250	18,750	$58.79	(1)	02/24/24
	8,812	4,407	$88.76	(3)	02/11/25
						1,183	$255,528	(4)
						2,429	$524,664	(5)
						1,535	$331,560	(6)
									10,929	$2,360,664	(7)
									4,605	$994,680	(8)
	65,062	23,157				5,147	$1,111,752		15,534	$3,355,344

Tom McCall	209	—	$60.40	(10)	10/11/22
	563	—	$61.76	(9)	02/06/23
	2,657	313	$58.79	(2)	02/24/24
	4,928	2,464	$88.76	(3)	02/11/25
						662	$142,992	(4)
						1,358	$293,328	(5)
						1,051	$227,016	(6)
									6,111	$1,319,976	(7)
									3,153	$681,048	(8)
	8,357	2,777				3,071	$663,336		9,264	$2,001,024
____________________________

(1)
Performance stock options were granted pursuant to our 2014 Inducement Stock Incentive Plan (the "2014 Plan") on 02/24/2014 and vest ratably at 25% per year over four years. Fifty percent of the performance stock options will become exercisable when they satisfy the time-vesting schedule and the closing price of our Common Stock was equal to or more than 125% of the exercise price for 30 consecutive trading days during the term of the grant. The remaining 50% of the performance stock options will become exercisable when they satisfy the time-vesting schedule and the closing price of our Common Stock was equal to or more than 150% of the exercise price for 30 consecutive trading days during the term of the grant. As both of the performance goals have been achieved, seventy-five percent of the performance options were exercisable at December 31, 2017.

(2)	Time-based stock options were granted on 02/24/2014 under the 2014 Plan and vest 25% after one year, monthly for 36 months thereafter.

(3)
Performance stock options to purchase our Common Stock were granted on 02/11/2015. All of the performance stock options become exercisable when they satisfy the time-vesting schedule and the closing price of our Common Stock was equal to or more than 130% of the exercise price for 30 consecutive trading days during the term of the grant.

(4)	RSU award granted on 02/11/2015 and vests one-third annually. Market value is determined based on the closing price of our stock at December 29, 2017 of $216.00.

(5)	RSU award granted on 02/05/2016 and vests one-third annually. Market value is determined based on the closing price of our stock at December 29, 2017 of $216.00.

(6)	RSU award granted on 03/27/2017 and vests one-third annually. Market value is determined based on the closing price of our stock at December 29, 2017 of $216.00.

(7)
Performance awards granted on 02/05/2016 will vest, if at all, upon the achievement of a minimum specified compound CAGR in Adjusted EBITDA per share, subject to a three-year cliff vesting ending on December 31, 2018. If at that date, our Adjusted EBITDA per share CAGR is at least 8% but less than 10%, 100% of the awarded units will vest. If our Adjusted EBITDA per share CAGR is at least 10% but less than 12%, 200% of the awarded units will vest. If our Adjusted EBITDA per share CAGR is greater than 12%, 300% of the awarded units will vest. If the Company does not achieve the threshold performance metric, zero shares will be earned. Unearned shares and market value is determined based on the closing price of our stock at December 29, 2017 of $216.00 and assumes the maximum achievement level was reached. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2017 under each outstanding performance award against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.

(8)
Performance awards granted on 03/27/2017 will vest, if at all, upon the achievement of a minimum specified Cumulative Adjusted EBITDA, subject to a three-year cliff vesting ending on December 31, 2019. If at that date, our Cumulative Adjusted EBITDA is at least $600 million but less than $650 million, 100% of the awarded units will vest. If our Cumulative Adjusted EBITDA is at least $650 million but less than $700 million, 200% of the awarded units will vest. If our Cumulative Adjusted EBITDA is at least $700 million, 300% of the awarded units will vest. If the Company does not achieve the threshold performance metric, zero shares will be earned. Unearned shares and market value is determined based on the closing price of our stock at December 29, 2017 of $216.00 and assumes the maximum achievement level was reached. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2017 under each outstanding performance award against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.

(9)	Time-based stock options were granted on 02/06/2013 and vest 25% after one year, monthly for 36 months thereafter.

(10)	Time-based stock options were granted on 10/11/2012 and vested 25% after one year, monthly for 36 months thereafter.

Options Exercised and Stock Vested

The following table contains information about stock options exercised and vesting of RSUs during 2017 by the named executive officers of the Company.

		Option awards		Stock Awards
Name	Grant Type	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)
Vivek Jain	Option	200,000	$24,323,870
	RSU			31,931	$4,642,817
Scott E. Lamb	Option	23,772	$2,935,525
	RSU			2,398	$344,864
Steven C. Riggs	Option	31,250	$2,912,383
	RSU			2,188	$314,663
Alison D. Burcar	Option	17,851	$1,818,272
	RSU			2,397	$343,234
Tom McCall	RSU			1,341	$192,023
____________________________

(1)	Represents the difference between the fair market value of our stock underlying the options at exercise and the exercise price of the option.

(2)	Represents the amounts realized based on the fair market value of our stock on the vesting date.

Potential Payments upon Termination or Change in Control

Amended and Restated Employment Agreement with Mr. Jain

In the event that Mr. Jain’s employment terminates as a result termination by the Company without “cause”, by Mr. Jain for “good reason”, by reason of a non-renewal of the term by the Company and Mr. Jain is willing and able, at the time of such non-renewal, to continue performing services under the Agreement, or due to “disability” or death, he will receive, subject to delivery and non-revocation of a general release of claims in favor of the Company:

•
if such termination occurs not in connection with or following a change in control, (i) a lump sum payment in cash equal to one and a half times the sum of (x) his base salary and (y) target bonus for the year of termination; and (ii) full vesting of the shares subject to any then-outstanding Company equity-based awards (with all performance goals or other vesting criteria deemed to be achieved at target levels) granted to Mr. Jain between January 1, 2014 to December 31, 2016;

•
if such termination occurs during the period beginning on and including 60 days prior to a change in control and ending on and including the two-year anniversary of the date of a change in control, a lump sum payment in cash equal to (i) two times the sum of (x) his base salary and (y) target bonus for the year of termination; and (ii) full vesting of the shares subject to any then-outstanding Company equity-based awards that vest solely based on Mr. Jain’s continued service;

•	Company-paid healthcare continuation coverage for Mr. Jain and his dependents for up to eighteen months after the termination date;

•	a pro-rated lump-sum cash performance bonus for the year of termination, calculated based on the achievement of applicable performance goals or objectives for the year of termination; and

•
extension of the exercise period for all of Mr. Jain’s outstanding Company stock options, to the extent vested, for a period of three years following the termination date, but in no event later the ten year term/expiration date of the applicable option.

In addition, in the event that any of the payments or benefits under the Agreement or otherwise would become subject to excise taxes imposed by Section 4999 of the Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for Mr. Jain.

Severance Plan

Effective January 1, 2017, we adopted the Severance Plan for our named executive officers, other than the CEO. Under the Severance Plan, in the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason” (each, as defined in the Severance Plan), in either case outside the change in control context, the named executive officer will be eligible to receive:

•	a lump-sum cash payment in an amount equal to 12 months’ salary;

•	Company-paid COBRA premium payments for the named executive officer and the named executive officer’s covered dependents for up to 12 months; and

•	a pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination.

In the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason”, in either case, within the period beginning 60 days prior to a “change in control” (as defined in the Severance Plan) and ending on the one-year anniversary of such change in control, the Severance Plan provides that the named executive officer will be eligible to receive:

•	a lump-sum cash payment in an amount equal to 18 months’ salary, plus 150% of the named executive officer’s target annual cash performance bonus for the year of termination;

•	Company-paid COBRA premium payments for the named executive officer and the named executive officer’s covered dependents for up to 18 months.

•	a pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination; and

•	full accelerated vesting of each outstanding time-based equity award held by the named executive officer as of his or her termination date.

The named executive officer’s right to receive the severance payments and benefits described above is subject to his or her delivery and non-revocation of a general release of claims in favor of the Company, and his or her continued compliance with non-solicitation covenants.

In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the named executive officer by the Company, would subject the named executive officer to an excise tax under Section 4999 of the Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the named executive officer.

Equity Plan

Under our Amended and Restated 2011 Stock Incentive Plan, all equity awards granted to our named executive officers under the plan in or after 2017 will only accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control). Equity awards granted to our named executive officers in 2016 will vest in full upon a corporate transaction or change in control (with performance-based RSUs vesting at the 200% level); and all other outstanding equity awards will vest in full. In addition, under our 2014 Plan, all outstanding equity awards will vest in full upon a change in control and all outstanding equity awards will vest in full upon a corporate transaction if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards.

Definitions

For the purposes of the arrangements in place in 2017 (e.g., Mr. Jain's employment agreement, the Amended and Restated 2011 Stock Incentive Plan and the Severance Plan), a change in control generally means the following:

•
the acquisition by an individual, entity or group of beneficial ownership of 50% or more of either the outstanding Common Stock or voting securities of the Company; or a change in the composition of the majority of the Board, which is not supported by a majority of the current Board; or

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or disposition of all or substantially all of the Company’s assets (unless certain conditions are met); or

•	approval of the stockholders of the Company of a complete liquidation or dissolution of the Company.

For the purposes of Mr. Jain's employment agreement, cause generally means the following:

•
his gross neglect and willful and repeated failure to substantially perform his assigned duties, which failure is not cured within 30 days after a written demand for substantial performance is received by him from the Board which identifies the manner in which the Board believes he has not substantially performed his duties; or

•	his engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

•	his conviction of, or plea of no contest to, a felony or a crime involving fraud, embezzlement, or theft; or

•	his improper and willful disclosure of the Company’s confidential or proprietary information where such disclosure causes (or should reasonably be expected to cause) significant harm to the Company.

For the purposes of the Severance Plan, cause generally means the following:

•
the employee’s intentional, willful and continuous failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the employee gives notice of termination for good reason), which failure is materially and demonstrably injurious to the Company, and which failure is not cured within 30 days after a written demand for substantial performance and is received by the employee from the Board which specifically identifies the manner in which the Board believes the employee has not substantially performed the employee’s duties; or

•
the employee’s intentional and willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or is intended to result in substantial personal enrichment; or

•	the employee’s conviction for a felony or the employee’s plea of nolo contendere in connection with a felony indictment.

For the purposes of Mr. Jain's employment agreement, good reason generally means the following and occurs without the employee's written consent and is not due to a circumstance applied by the Company to a group of similarly situated employees:

•	any material diminution in his duties, responsibilities or authority; or

•	a material reduction in his annual base salary; or

•	a requirement that he reports to a corporate officer or employee instead of reporting directly to the Board; or

•	a material change in the location that he performs his principal duties, resulting in a material increase in the daily commuting distance; or

•	a material breach by the Company.

For the purposes of the Severance Plan, good reason generally means the following and occurs without the employee's written consent and is not due to a circumstance applied by the Company to a group of similarly situated employees:

•	any significant diminution in the employee’s duties, responsibilities or authority; or

•	a material reduction in the employee’s annual base salary; or

•	a material change in the location the employee performs their principal duties, resulting in a material increase in the daily commuting distance.

The following table summarizes the payments and benefits that would have been made if the employment of a named executive officer had been terminated without cause by the Company or for good reason by the named executive officer (or, with respect to Mr. Jain, upon a non-renewal of the term by the Company and Mr. Jain is willing and able, at the time of such non-renewal, to continue performing services under the Agreement or his death or disability) in connection with a change in control of the Company on December 31, 2017:

Change in Control Termination
	Vivek Jain	Scott E. Lamb	Steven C. Riggs	Alison D. Burcar	Tom McCall
Number of options that would accelerate	114,955	30,528	36,294	23,157	2,777
Number of PRSU/RSUs that would accelerate	35,563	12,352	10,778	13,968	8,196

Intrinsic value of accelerated options and equity awards	$25,140,618	$7,301,665	$7,882,659	$6,525,522	$2,132,983
Salary	$1,300,000	$592,725	$540,873	$472,500	$440,325
Bonus	$2,600,000	$829,814	$579,524	$548,100	$616,195
Benefits	$30,523	$30,914	$30,914	$34,754	$34,754
Total	$29,071,141	$8,755,118	$9,033,970	$7,580,876	$3,224,257

The following table summarizes the payments and benefits that would have been made if the employment of a named executive officer had been terminated without cause by the Company or for good reason by the named executive officer (or, with respect to Mr. Jain, upon his death or disability) on December 31, 2017 and not in connection with a change in control:

Termination not in Connection with a Change in Control
	Vivek Jain	Scott E. Lamb	Steven C. Riggs	Alison D. Burcar	Tom McCall
Number of options that would accelerate	114,955	—	—	—	—
Number of PRSUs/RSUs that would accelerate	24,287	—	—	—	—

Intrinsic value of accelerated options and equity awards	$22,705,002	$—	$—	$—	$—
Salary	$975,000	$395,150	$360,582	$315,000	$293,550
Bonus (1)	$2,275,000	$474,179	$255,000	$264,600	$352,000
Benefits	$30,523	$20,609	$20,609	$23,169	$23,169
Total	$25,985,525	$889,938	$636,191	$602,769	$668,719
____________________________
(1) The bonus amount included are based on the target performance bonus for 2017.

The following table summarizes the payments that would have been made upon a change in control on December 31, 2017:

	Vivek Jain	Scott E. Lamb	Steven C. Riggs	Alison D. Burcar	Tom McCall
Number of options that would accelerate	114,955	30,528	36,294	23,157	2,777
Number of PRSUs/RSUs that would accelerate	35,563	8,796	8,030	10,898	6,094

Intrinsic value of accelerated options and equity awards	$25,140,618	$6,533,569	$7,289,091	$5,862,402	$1,678,951
Total	$25,140,618	$6,533,569	$7,289,091	$5,862,402	$1,678,951

Director Compensation

In 2017, our non-employee directors received an annual cash retainer paid on a quarterly basis as follows:

	January 2017 - June 2017				As of July 1, 2017
	Board	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee	Board	Lead Director	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Annual Retainer - chairperson		$85,000	$80,000	$70,000	—	$93,500	$97,000	$87,500	$85,000
Annual Retainer - member	$60,000				$70,000		—	—	—

In 2017, our non-employee directors also received equity awards of options to purchase our Common Stock and RSUs valued at approximately $150,000 in the aggregate, with approximately 50% consisting of options and 50% consisting of RSUs. As a result, in May 2017, each non-employee director received (i) an option grant to purchase 1,765 shares of our Common Stock, which is exercisable after one year and expires 10 years from the grant date and (ii) 475 RSUs which fully vest after one year.

While Dr. Lopez remains a member of the Board, Dr. Lopez has waived any annual retainer, meeting fees and equity payments made to non-employee members of the Board for their service. Dr. Lopez formerly served as an employee in our Research and Development Department, and terminated his employment with us effective September 30, 2015 (the “Termination Date”). Pursuant to a Buy-Out Agreement, dated as of September 30, 2015, between us and Dr. Lopez (the “Buy-Out Agreement”), subject to Dr. Lopez’s not revoking a general release of claims in favor of the Company, he is entitled to, among other things, (1) a cash payment in the aggregate equal to $1,837,500, paid in equal monthly installments until December 31, 2020; (2) a continuation from his employment agreement of customary non-competition, non-solicitation and non-disparagement provisions; and (3) in Dr. Lopez’s capacity as a member of the Board, administrative type support services extended to Board members.

Douglas E. Giordano joined the Board in February 2017 in connection with the closing of the Company’s acquisition of HIS. A portion of the purchase consideration for this acquisition was satisfied by the delivery of 3.2 million of the Company's newly issued shares of Common Stock to Pfizer. In connection with the Company's issuance of stock consideration, the Company and Pfizer entered into a Shareholder's Agreement which gives Pfizer the right to designate one individual for election to the Board so long as Pfizer beneficially owns at least 10% of the total outstanding shares of the Company stock. Mr. Giordano is Pfizer’s designated director. Mr. Giordano will not be compensated for his service on the Board.

The following table shows all compensation awarded to, earned by or paid to our non-employee directors for service as a director in 2017, other than Mr. Giordano who is not compensated for his Board service.

2017 Director Compensation Table

Name (1)	Fees earned or paid in cash ($)		Stock awards ($) (2)	Option awards ($) (3)(4)	Other ($)		Total ($)
George A. Lopez, M.D.	$—		$—	$—	$355,645	(5)	$355,645
Joseph R. Saucedo	$86,250		$75,145	$75,025	$—		$236,420
Richard H. Sherman, M.D.	$100,000	(6)	$75,145	$75,025	$—		$250,170
Robert S. Swinney, M.D.	$82,500		$75,145	$75,025	$—		$232,670
David Greenberg	$76,750		$75,145	$75,025	$—		$226,920
Elisha Finney	$78,500		$75,145	$75,025	$—		$228,670
____________________________
(1) Mr. Jain, our CEO, is not included in this table as he was an employee of the Company in 2017 and did not receive compensation for his services as a director. All compensation paid to Mr. Jain for the services he provided to us in 2017 is reflected in the Summary Compensation Table.

(2) On May 9, 2017, each non-employee director was granted 475 RSUs of the Company with a grant date fair value of $75,145. The fair value of the RSUs is based on the market price of our Common Stock on the date of the grant, or $158.20 per share. Messrs. Saucedo and Greenberg and Dr. Swinney and Ms. Finney have 475 RSUs outstanding at December 31, 2017. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on March 16, 2018. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

(3)
On May 9, 2017, each non-employee director was granted 1,765 options to purchase shares of our Common Stock with a grant date fair value of $75,025. See Note 7 to our Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the assumptions used in valuation of these options. We provide information regarding the assumptions used to calculate the value of all stock options made to executive officers in Note 7 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on March 16, 2018. There can be no assurance that options will vest (if an option does not vest, no value will be realized by the individual).

(4)
At December 31, 2017, our non-employee directors held options to purchase shares of our Common Stock as follows: Dr. Lopez 208,433; Mr. Saucedo 22,637; Dr. Swinney 43,637; Mr. Greenberg 7,103; and Ms. Finney 5,474.

(5)	Consists of amounts paid to Dr. Lopez in 2017 under the above mentioned Buy-Out Agreement.

(6)
On June 6, 2017, Dr. Sherman passed away. In accordance with Company policy the full annual retainer was paid to the Estate of Dr. Sherman, along with a one-time deferred compensation payment of $30,000 that was payable upon Dr. Sherman leaving the Board.

Stock Ownership Guidelines

In 2011, we established stock ownership guidelines for the members of our Board. Our non-employee directors have up to five years from the adoption of the guidelines or within five years of joining the Board, if appointed or elected after 2011, to acquire and retain shares of our Common Stock that equal or exceed three times their annual base retainer. Shares beneficially owned by our non-employee directors, directly or indirectly, such as shares held by an immediate family member living in the same household or shares in a trust, and vested restricted shares and shares represented by vested RSUs, count toward meeting the stock ownership guidelines.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of Vivek Jain, our CEO, to the annual total compensation of our median compensated employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

We have a globally diverse workforce with more than half of our employees located outside the United States ("U.S.") in locations where the cost of living is significantly below the U.S., including developing and emerging markets such as Mexico, Costa Rica, and India. The compensation elements and pay levels of our employees can vary dramatically by country based on the cost of living and the cost of labor, which impacts the median employee compensation and resulting CEO pay ratio.

For 2017, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $23,097; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $3,818,323.

Based on this information, for 2017, our CEO’s annual total compensation was 165 times that of the median compensated employee (other than the CEO).

Determining the Median Employee

Employee Population

We used our employee population data as of December 31, 2017, as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 6,800 individuals. Our employee population includes employees of HIS, which we acquired on February 3, 2017, as noted above.

Methodology for Determining Our Median Employee

To identify the median employee from our employee population, we selected annual base pay as the most appropriate measure of compensation. We believe the use of annual base pay for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Currently less than 5% of our employees receive annual equity awards.

Annual Total Compensation of Median Compensated Employee

With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $23,097.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

Our Compensation Committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

•	A balanced mix of compensation components - The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives, and long-term equity awards.

•
Performance factor - Our incentive compensation plan uses a Company-wide metric for all executive officers to establish funding of our MIP which encourages focus on the achievement of objectives for the overall benefit of the Company.

•	Capped cash incentive awards - MIP awards are capped at 200% of target of the individual named executive officer.

•	Multi-year vesting - Equity awards vest over multiple years requiring long-term commitment on the part of employees.

•	Competitive positioning - The Compensation Committee has compared our executive compensation to our peers to ensure our compensation program is consistent with industry practice.

•	Corporate governance programs - We have implemented corporate governance guidelines, a code of conduct and other corporate governance measures and internal controls.

The Compensation Committee also reviews the key design elements of our compensation programs in relation to industry practices, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board.  Based on this review, our Compensation Committee concluded that based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on our Company.

EQUITY COMPENSATION PLAN INFORMATION

We maintain our Amended and Restated 2011 Stock Incentive Plan under which we may grant RSUs and other equity awards, as well as options to purchase our Common Stock to our employees, directors and consultants. We also have a 2014 Inducement Stock Incentive Plan under which we have granted 250,405 RSUs and options to purchase our Common Stock. We had a 2001 Directors’ Stock Option Plan under which we granted options to purchase our Common Stock to our directors, which plan expired in November 2011 (although certain options under this plan remain outstanding). We also have an Employee Stock Purchase Plan, including outstanding rights to purchase 133,487 shares. Further information about the plans is in Note 7 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.  Information about the plans at December 31, 2017, is as follows:

				Number of shares remaining
	Number of shares to be issued upon exercise of outstanding		Weighted-average exercise	available for future issuance under equity compensation
Plan Category	options, warrants and rights		price of outstanding	plans (excluding shares
			options, warrants and rights (2)	reflected in column (a))
	(a)		(b)	(c)(3)
Equity compensation plans approved by stockholders	1,547,124		$62.52	1,825,399
Equity compensation plans not approved by stockholders (4)	82,366		$58.79	—
Total	1,629,490	(1)		1,825,399
 ____________________________
(1) This number includes the following: 1,466,290 shares subject to outstanding awards granted under our Amended and Restated 2011 Stock Incentive Plan, of which 1,253,527 shares were outstanding stock options, 155,707 were outstanding RSU awards and 57,056 were outstanding performance RSU awards (performance RSU awards are based on "target" performance); 57,750 shares subject to outstanding awards under the 2001 Directors Plan, all of which were outstanding stock options; 82,366 shares subject to outstanding awards granted under the 2014 Plan, all of which were outstanding stock options; and 23,084 outstanding stock options from our 2003 Plan.
(2) The weighted average exercise price in column (b) does not take into account the outstanding RSUs and PRSUs, which do not have an exercise price.
(3) This number includes 1,691,912 shares of Common Stock available for issuance under our Amended and Restated 2011 Stock Incentive Plan, and 133,487 shares of Common Stock available for issuance under our Employee Stock Purchase Plan. The number of shares remaining available for future issuance is based upon the vesting of the issued performance RSU awards if the threshold performance metric is achieved.
(4) This row relates to our 2014 Inducement Stock Incentive Plan. There are no shares remaining available for future issuance under this plan.

In 2014 we adopted our 2014 Inducement Stock Incentive Plan. Pursuant to applicable stock exchange rules, stockholder approval of the 2014 Plan is not required as a condition of the effectiveness of the 2014 Plan. A description of the principal features of the 2014 Plan is set forth below.

The 2014 Plan is administered by our independent compensation committee which can authorize the issuance of any type of arrangement that is not inconsistent with the provisions of the 2014 Plan and can be granted to individuals who have not previously been an employee or director of the Company or a related entity. The maximum aggregate number of shares which may be issued pursuant to all awards under the 2014 Plan is 250,405 shares. The administrator determines the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The term of each award shall be the term stated in the award agreement, provided, however, that the term of any award shall be no more than ten years from the date of grant.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that directors Messrs. Saucedo, Greenberg, Abbey and Hoffmeister, Ms. Finney and Dr. Swinney qualify as independent under NASDAQ Listing Rules. During the course of its review, the Board considers transactions and relationships between each director or director nominee (and such director’s immediate family) and the Company and its affiliates against the independence requirements of NASDAQ, including, with respect to Mr. Greenberg, his services as an executive officer of Medline Industries, Inc. ("Medline"), discussed further below under "Transactions with Related Persons." In the case of the Audit Committee and the Compensation Committee, the Board also considers applicable SEC rules.

Board Meetings and Committees and Attendance at Meetings

Membership on Standing Committees
	Independent	Lead Independent Director	NCGC	AC	CC
George A. Lopez, M.D.
Joseph R. Saucedo(1)	X		X	X	X,C
Robert S. Swinney, M.D.	X		X,C		X
David C. Greenberg	X	X		X	X
Elisha W. Finney	X		X	X,C
Douglas E. Giordano
Donald M. Abbey(2)	X
David F. Hoffmeister(3)	X			X
____________________________
NCGC    Nominating and Corporate Governance Committee
AC    Audit Committee
CC    Compensation Committee
C    Committee Chairperson
_______________________________
(1) Pursuant to our director retirement policy, Mr. Saucedo is not standing for reelection at the annual meeting.
(2) Mr. Abbey joined the Board as an independent director in January 2018.
(3) Mr. Hoffmeister joined the Board as an independent director in January 2018.

During 2017, the Board met five times, the Compensation Committee met two times, the Audit Committee met six times and the Nominating/Corporate Governance Committee met two times. All directors attended more than 75% of the total of all meetings of the Board and any committees on which they serve. The Board and its committees also act by unanimous written consent from time to time as permitted by the Bylaws of the Company.

It is the policy of the Company to invite and encourage all members of the Board to attend each Annual Meeting of Stockholders, which are generally held by remote communication. One of our directors attended the 2017 Annual Meeting of Stockholders.

Board Leadership Structure

Vivek Jain is our CEO and Chairman of the Board. The Board believes that Mr. Jain is best situated to serve as Chairman of the Board based upon his significant leadership position with the Company and his extensive knowledge about the industry. In addition, the Board believes that Mr. Jain's combined roles as Chairman and CEO position him to effectively identify strategic priorities for the Company and to lead Board discussions on the execution of Company strategy. The Board believes that the combined role of Chairman and CEO helps promote the Company’s overall strategic development and facilitates the efficient flow of information between management and the Board.

Because the Board also believes that strong, independent Board leadership is a critical component of effective corporate governance, in March 2017, the Board established the position of Lead Independent Director, adopted a Lead Independent Director Charter, and appointed David C. Greenberg to serve in the Board position.

The Lead Independent Director will be elected annually by a majority of the independent directors upon receiving a recommendation from the Nominating/Corporate Governance Committee. The Lead Independent Director’s responsibilities are set forth in the Lead Independent Director Charter adopted by the Board and Nominating/Corporate Governance Committee, and include, among others:

•	presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	consulting with the Chairman as to an appropriate schedule of Board meetings;

•	approving meeting agendas for the Board;

•
advising the Chairman as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•	serving as principal liaison between the Chairman and the independent directors; and

•	performing other duties specified in the Lead Independent Director Charter.

Our Lead Independent Director Charter can be found on our website at www.icumed.com. The independent directors regularly meet in executive sessions in connection with regular meetings of the Board.

Board Oversight of Risk

The Board is responsible for oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, including its Audit, Nominating/Corporate Governance, and Compensation Committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify and manage risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent registered public accounting firm, Deloitte & Touche LLP, and our internal auditors. Additionally, the Compensation Committee periodically reviews the Company’s compensation policies and profile with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a material adverse effect on the Company. See “Executive Officer and Director Compensation-Compensation Policies and Practices and Risk Management” for further information about our risk management policies.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics for Directors and Officers. A copy is available on the Company’s website, www.icumed.com. The Company will disclose any future amendments to, or waivers from, the Code of Business Conduct and Ethics for Directors and Officers on our website within four business days following the date of the amendment or waiver.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee (the “Nominating Committee”) currently consists of Dr. Swinney (Chairman), Mr. Saucedo and Ms. Finney, each of whom the Board has determined is independent as defined by the NASDAQ Listing Rules. The Nominating Committee operates pursuant to a written charter adopted by the Board, a copy of which can be found on the Company’s website, www.icumed.com. The Nominating Committee’s role is to recommend to the Board policies on Board composition and criteria for Board membership, to identify individuals qualified to serve as directors and approve candidates for director and to recommend directors for appointment to committees of the Board. The Nominating Committee also makes recommendations to the Board concerning the nomination of the Lead Independent Director, the Company’s Corporate Governance Guidelines and Codes of Ethics and Business Conduct, oversees internal investigations of conduct of senior executives, if necessary, and conducts evaluations of the performance of the Board.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers, among other things, relevant management and/or industry experience; values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to the guidelines set forth in the NASDAQ Listing Rules; diversity; ability and willingness to undertake the requisite time commitment to Board service; and an absence of conflicts of interest with the Company. Pursuant to our director retirement policy that was adopted on April 30, 2015, no person may stand for election following his or her 76th birthday, and each serving director must resign upon his or her 76th birthday. The policy also requires that as a condition for the nomination of any director who would reach the age of 76 before the end of his or her term, he or she must submit an advance irrevocable resignation that becomes effective on the director's 76th birthday. In accordance with this policy, Mr. Saucedo is not standing for reelection at the annual meeting.

While the Nominating Committee does not have a specific policy in place, it believes that diversity brings different perspectives to a board of directors, which leads to a more varied approach to board issues. The Company has a general non-discrimination policy, which the Nominating Committee observes when considering candidates for the Board. While not giving specific weight to any aspect of diversity, the Board believes that its current composition has an appropriate level of diversity with respect to ethnicity and professional experience.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will assess the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director that may come to the Nominating Committee’s attention through current directors, the Company’s professional advisors, stockholders or others.

The Nominating Committee will consider candidates recommended by stockholders. The deadlines and procedures for stockholder recommendations of director candidates are discussed below under “Nomination of Directors and Submission of Stockholder Proposals.” Following verification of the stockholder status of persons proposing candidates, the Nominating Committee will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Nominating Committee, a potential candidate nominated by a stockholder will be treated like any other potential candidate during the review process by the Nominating Committee.

The Board, upon recommendation of our Nominating Committee, has approved and recommended to the Board the nominations of Vivek Jain, Elisha W. Finney, David C. Greenberg, George A. Lopez, M.D., Robert S. Swinney, M.D., Douglas E. Giordano, Donald M. Abbey and David F. Hoffmeister for election as directors at the Annual Meeting. The Nominating Committee considered the candidates’ qualifications and experience, past contributions to the Board, their willingness to continue to serve and the benefits of continuity in the membership of the Board and determined that the re-election and initial election of the these candidates was appropriate.

On October 6, 2016, the Company entered into an agreement to acquire HIS. The transaction closed on February 3, 2017. A portion of the purchase consideration for this acquisition was satisfied by the delivery of 3.2 million of the Company's newly issued shares of Common Stock to Pfizer. In connection with the Company's issuance of stock consideration, the Company and Pfizer entered into a Shareholder's Agreement which gives Pfizer the right to designate one individual for election to the Company's Board so long as Pfizer beneficially owns at least 10% of the total outstanding shares of the Company stock. Mr. Giordano is Pfizer's designated nominee.

Audit Committee

The Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which consists of four directors, Messrs. Greenberg, Saucedo and Hoffmeister and Ms. Finney (Chairperson), all of whom are independent directors as defined by the NASDAQ Listing Rules and Rule 10A(3)(b)(1) of the Exchange Act. As more fully described in the Audit Committee Charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of its financial statements. The Audit Committee's responsibilities include, but are not limited to, the appointment, compensation, retention and termination of our independent registered public accounting firm, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; and reviewing and approving our critical accounting policies based on independent auditor recommendations.

The Board adopted a revised written Audit Committee Charter, a copy of which can be found on the Company’s web site, www.icumed.com.

The Board has determined that each of Messrs. Greenberg, Hoffmeister and Saucedo and Ms. Finney is an “audit committee financial expert” and is “independent,” as those terms are defined by applicable NASDAQ Listing Rules and Securities and Exchange Commission (“SEC”) regulations.

Audit Committee Report

The Company’s audited consolidated financial statements are included in the Company’s Annual Report on Form 10-K. The Audit Committee has reviewed and discussed those financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, (Communications with Audit

Committees), as adopted by the Public Company Accounting Oversight Board. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed the independent auditor’s independence with them. Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE
Elisha W. Finney, Chairperson
Joseph R. Saucedo
David C. Greenberg
David F. Hoffmeister

Compensation Committee

The Board has a Compensation Committee, currently consisting of Messrs. Saucedo (Chairperson), and Greenberg and Dr. Swinney. The Board has determined that all members of the Compensation Committee, none of whom are employees, former employees of, or consultants to, the Company are independent directors as defined by the NASDAQ Listing Standards. The Compensation Committee operates pursuant to a written charter adopted by the Board, a copy of which can be found on the Company’s website, www.icumed.com.

Our Compensation Committee discharges the responsibilities of the Board relating to executive and director compensation. It reviews the performance of the Company and our CEO, sets performance objectives, establishes the compensation of the CEO, recommends to the Board the compensation of the other executive officers and authorizes the grant of options to employees, and awards under our bonus and incentive plans.

Our Compensation Committee engaged Compensia, a national compensation consulting firm in January, to advise on the performance-based compensation structure and awards, including the Performance-Based Incentive Plan, and to provide market data and other analysis for compensation of executive officers and members of our Board. Prior to making its decisions for executive officers other than the CEO, the Compensation Committee receives recommendations from the CEO as to the amounts and types of compensation and other awards for those executive officers.

Compensation Committee Report

The Company’s Compensation Discussion and Analysis ("CD&A") is included elsewhere in this Proxy Statement. Our Compensation Committee has reviewed and discussed the CD&A with management of the Company. Based on these reviews and discussions, our Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

COMPENSATION COMMITTEE
Joseph R. Saucedo, Chairperson
Robert S. Swinney, M.D.
David C. Greenberg

Stockholder Communications

The Board has an established process for stockholder communications and it can be found on the Company’s website at http://ir.icumed.com/contactboard.cfm.

In the past year, the Board did not receive any stockholder communications that it considered material and therefore took no action.

Compensation Committee Interlocks and Insider Participation

During 2017, no member of the Compensation Committee was a current or former employee or officer of the Company, and no interlocking relationship existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee. The Compensation Committee currently consists of Mr. Saucedo (Chairperson), Mr. Greenberg and Dr. Swinney.

Conflict of Interest Analysis

In 2017, Compensia, the compensation consultant engaged by our Compensation Committee, did not provide any services to us other than its consulting services to the Compensation Committee. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation and believes that the work of Compensia during 2017, raised no conflict of interest. In reaching this conclusion, our Compensation Committee has assessed the independence of Compensia taking into account, among other things, the six factors set forth in Exchange Act Rule 10C-1 and the applicable NASDAQ listing standards.

Family Relationships

Alison D. Burcar, the Company’s Corporate Vice President, Product Strategy for IV Consumables, is the niece of Dr. Lopez, a director and the founder of the Company. There are no other family relationships among the executive officers or directors of the Company.

Transactions with Related Persons

David C. Greenberg, a director, serves as an executive officer of Medline. During 2017, in the ordinary course of business, Medline distributed a net amount of approximately $28 million of the Company’s products, representing less than 1% of Medline’s annual distribution business. Mr. Greenberg has no direct or indirect material interest in the sales and distributor relationship between us and Medline.

As of February 3, 2017, due to the HIS acquisition, Pfizer Inc. holds a beneficial interest in the Company greater than 5%. As part of the HIS acquisition, we entered into two Manufacturing and Supply Agreements under which, (i) Pfizer manufactures and supplies us with certain agreed upon products and (ii) we manufacture and supply Pfizer certain agreed upon products.
During 2017, in the ordinary course of business, sales to Pfizer were $72.4 million, representing less than 1% of Pfizer's 2017 fiscal year revenue and payments to Pfizer were $70.2 million. Under the purchase agreement, Pfizer also may be entitled up to an additional $225 million in cash contingent consideration based on the achievement of performance targets for the Company for the three years ending December 31, 2019.

Policies and Procedures Regarding Transactions with Related Persons

We attempt to review all related person transactions to ensure fairness to the Company and proper disclosure under SEC rules. Pursuant to the Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related person transactions. Additionally, our Board conducts annual reviews of each director to determine such director’s independence. We also require each of our executive officers and directors to complete a questionnaire that is intended to identify transactions or potential transactions that require disclosure under SEC rules or create a potential conflict of interest. In determining whether to approve a related party transaction, our Audit Committee considers the general fairness of the transaction to the Company, including the material terms and conditions of the proposed transaction, the related party’s interest, the amount involved in the transaction and whether the transaction is on terms comparable to terms available in a transaction involving an unrelated third party.

Pursuant to our written Code of Business Conduct and Ethics, each executive officer or director must receive approval of the Nominating/Corporate Governance Committee or the Board prior to engaging in certain transactions that are likely to involve a conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Company’s Common Stock to file reports on prescribed forms regarding ownership of and transactions in the Common Stock with the SEC and to furnish copies of such forms to the Company. We typically prepare Section 16(a) forms on behalf of our executive officers and directors based on information provided by them. Based solely on a review of this information and representations by our executive officers and directors that no other reports were required, the Company believes that with respect to 2017, except as set forth herein, all Section 16(a) filings were filed on a timely basis. On April 3, 2017 one Form 4 for Messrs. Jain, Lamb, Riggs, McGrody, McCall, Ms. Sanzone and Ms. Burcar was inadvertently filed late for the annual grant of equity awards on March 27, 2017. On January 2, 2018, one Form 4 for Mr. McGrody was inadvertently filed late with respect to a special grant of awards on September 1, 2017.

MANAGEMENT PROPOSALS REQUIRING YOUR VOTE

Proposal 1- Election of Directors

Nominees and Directors

Six of the nine directors currently constituting the Board, whose terms expire in 2018, are standing for reelection at the Annual Meeting to serve until the next annual meeting of stockholders or until such directors' successors are elected and qualified.

In addition, two new directors that joined the Board in January 2018 are standing for election at the Annual Meeting to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

Based on the recommendation of the Nominating Committee, the Board nominated and recommends that you vote FOR Vivek Jain, George A. Lopez, M.D., Robert S. Swinney, M.D., David C. Greenberg, Elisha W. Finney, and Douglas E. Giordano, who are now members of the Board and whose current terms of office are expiring, and that you vote FOR David F. Hoffmeister and Donald M. Abbey, who became new members of the Board in January 2018.

It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the Company’s Nominating/Corporate Governance Committee.

The following are summaries of the background, business experience and descriptions of the principal occupations of our directors. Directors’ ages are as of March 22, 2018.

Vivek Jain

Mr. Jain, 46, joined the Company as CEO and Chairman of the Board in February 2014. The Board believes that including the CEO as a director is an efficient way of ensuring continuity between the development and execution of the Company’s business strategies. Mr. Jain served as CareFusion Corporation's ("CareFusion") President of Procedural Solutions from 2011 to February 2014. Mr. Jain served as President, Medical Technologies and Services of CareFusion from 2009 until 2011. Mr. Jain served as the Executive Vice-President-Strategy and Corporate Development of Cardinal Health from 2007 until 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain's last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006.

George A. Lopez, M.D.

Dr. Lopez, 70, has been a director since 1984. He is the founder of the Company and served as Chairman of the Board, President and CEO from 1989 to October 2013, stepping down from these positions for health reasons. The Board believes Mr. Lopez should serve as a director due to his extensive experience with the Company and industry knowledge provides an invaluable insight to the Board on issues involving the Company and its goals.

Robert S. Swinney, M.D.

Dr. Swinney, 72, has been a director since 1998, serves as Chair of the Nominating/Corporate Governance Committee, and is a member of the Compensation Committee and previously served as a director from 1989 to October 1995. Dr. Swinney has more than 30 years of experience as a critical care physician in a large, public teaching hospital, where he has formerly served as the critical care unit director of the ICU Committee and Chair of the ICU Committee. Dr. Swinney also has experience in private primary care practice and emergency medicine. He holds two patents for medical products and, in his daily work, is frequently called upon to examine and evaluate new medical products. The Board benefits from Dr. Swinney’s medical and leadership experience, including Dr. Swinney’s work with patents, which has provided him with a high level of technical expertise, which keep him current on new developments in medical technology. The Board believes Mr. Swinney should serve as a director due to his medical and leadership experience, including Dr. Swinney’s work with patents, which has provided him with a high level of technical expertise and keeps him current on new developments in medical technology.

David C. Greenberg

Mr. Greenberg, 51, has been a director since 2015, serves as Lead Independent Director and is a member of the Audit Committee and Compensation Committee. He has been Executive Vice President, Strategy of Medline Industries, Inc. (“Medline”) since June, 2008. Medline is a privately held manufacturer and distributor of medical supplies uniquely positioned to provide products, education and support across the continuum of care. In that capacity, Mr. Greenberg is a member of Medline’s Executive Board and advises top leadership/ownership on all aspects of the business. Mr. Greenberg is responsible for Strategy, Business Development and M&A. Additionally, Mr. Greenberg is a Group President and has responsibility for Medline’s distribution business and several manufacturing and marketing divisions. Mr. Greenberg has served on the board of directors for Amendia, Inc., a spinal implant company. Previously, Mr. Greenberg spent thirteen years in a variety of leadership positions within Aon Corporation, including Chief Financial Officer of its Aon Global subsidiary. Mr. Greenberg is a director at Potrero Medical, Inc., the latest spinout of medical device incubator Theranova, LLC. The Board believes Mr. Greenberg should serve as a director due to his extensive knowledge and experience in the medical industry, demonstrated executive leadership in business and insight into financial matters.

Elisha W. Finney

Ms. Finney, 56, has been a director since January 2016, serves as Chair of the Audit Committee and is a member of the Nominating/Corporate Governance Committee. Ms Finney, now retired, was named Vice President, Finance and CFO of Varian Medical Systems in April 1999. In January 2005, she was promoted to Senior Vice President and given additional management responsibility for the Corporate Information Systems group. She was named Executive Vice President in February 2012. Varian Medical Systems is a leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, proton therapy and brachytherapy. Ms. Finney managed a worldwide staff of 400. Her management responsibilities included corporate accounting; corporate communications and investor relations; internal financial and compliance audit; risk management; tax and treasury, and corporate information systems. Ms. Finney joined Varian as risk manager in 1988 and has assumed a wide variety of finance functions over her last 27 years with the company. Prior to joining Varian, Ms. Finney was with the Fox Group in Foster City, CA, and Beatrice Foods, a major food processing company, in Chicago, IL. Ms. Finney has served on the boards of: iRobot Corporation, a robotics technology company, since January 2017; NanoString Technologies, a company that specializes in development of cancer diagnostics tools, since May 2017; Mettler Toledo, a multinational manufacturer of scales and analytical instruments, since November 2017; and Cutera, Inc. a global provider of laser and other energy-based aesthetic systems, since November 2017. Ms. Finney previously served on the boards of directors of: Laserscope from August 2005 until July 2006 when Laserscope was sold to American Medical Systems; Thoratec, a developer, manufacturer and marketer of proprietary medical devices for mechanical circulatory support from July 2007 to May 2013; and Altera Corporation, a manufacturer of programmable logic devices from September 2011 until December 2015, when Altera was sold to Intel. The Board believes Ms. Finney should serve as a director due to her extensive knowledge and experience in the medical industry and her financial knowledge and experience, particularly with respect to her service on the Audit Committee.

Douglas E. Giordano

Mr. Giordano, 54, has been a director since February 2017. In connection with the Company's issuance of stock consideration for the acquisition of HIS from Pfizer, the Company and Pfizer entered into a Shareholder's Agreement which gives Pfizer the right to designate one individual for election to the Board so long as Pfizer beneficially owns at least 10% of the total outstanding shares of the Company stock, Mr. Giordano is Pfizer's designated director. Mr. Giordano has been Senior Vice President of Worldwide Business Development at Pfizer Inc. since June 2010, President and Treasurer at Pfizer subsidiary Medivation, Inc., a biopharmaceutical company that develops and commercializes medically innovative therapies, since September 2016 and Vice President of Pfizer subsidiary Icagen, Inc., a platform for drug discovery and development services to pharmaceutical and biotechnology companies, since October 2011. Mr. Giordano is responsible for Pfizer’s mergers and acquisitions, licensing and partnering activities. Mr. Giordano has had a series of strategy, business development and operating roles at Pfizer. He has been a key contributor to a variety of Pfizer transactions - including Pfizer’s acquisition and integration of Wyeth, Hospira, Medivation, and Anacor and the partnerships with Merck KGa, Eli Lilly, and BMS. Mr. Giordano also lead a variety of innovative US commercialization initiatives including the creation and launch of the Pfizer/Microsoft/IBM collaboration, Amicore, and the launch of the Pfizer for Living ShareCard and Pfizer Helpful Answers programs. Earlier in his Pfizer career Mr. Giordano worked in a mergers and acquisitions role within Pfizer’s Medical Technology Group - playing a key role in Pfizer’s acquisitions, technology licensing, and divestiture activity within medtech. Mr. Giordano is a director at ViiV Healthcare Limited, a private pharmaceutical company that develops HIV therapies and served as a director at Zoetis Inc., the world's largest producer of medicine and vaccinations for pets and livestock, from July 2012 to June 2013. The Board believes Mr. Giordano should serve as a director due to his extensive knowledge and experience in the biomedical industry and particularly, his managerial experience in business development, operations and strategies.

David F. Hoffmeister

Mr. Hoffmeister, 63, has been director since January 2018 and serves as a member of the Audit Committee. Mr. Hoffmeister served as Senior Vice President and Chief Financial Officer of Life Technologies Corp. from 2004 to 2014. Prior to joining Life Technologies, Mr. Hoffmeister was a senior partner with McKinsey & Co., focusing on health care, private equity and chemicals industries. Before joining McKinsey, Mr. Hoffmeister held financial positions at GTE Corp. and W.R. Grace and Co. Mr. Hoffmeister currently serves on the boards of Kaiser Foundation Health Plan, Inc., and Kaiser Foundation Hospitals and has since November of 2014. Mr. Hoffmeister currently serves on the Board of Directors of Glaukos Corp. and has since 2014. Mr. Hoffmeister also serves on the Board of Directors for Celanese Corp. since 2005. Mr. Hoffmeister received a bachelor’s of science degree from University of Minnesota and a M.B.A. from University of Chicago. The Board believes Mr. Hoffmeister should serve as a director due to his strong finance background and extensive experience as a chief financial officer of a global biotechnology company.

Donald M. Abbey

Mr. Abbey, 51, has been director since January 2018. Mr. Abbey is currently serving as Executive Vice President, Quality and Information Technology at Dexcom, Inc. (“Dexcom”). Mr. Abbey joined Dexcom in May of 2016. Initially, upon joining Dexcom Mr. Abbey was Executive Vice President, Quality until January of 2017 when he was promoted to his current position. Prior to joining Dexcom, Mr. Abbey was with Becton Dickinson (who acquired CareFusion Corporation in 2015 and which was spun out of Cardinal Health in 2009 (collectively, “BD”) from 2007. Mr. Abbey served in many roles over his years at BD including most recently as the Senior Vice President, Quality and Regulatory. Prior to his time at BD, Mr. Abbey held senior quality and regulatory affairs and general management positions with Respironics, Welch Allyn and Philips Healthcare. Mr. Abbey began his career at Varian Medical and Boston Scientific holding positions with increasing responsibility in research and development and quality. Mr. Abbey received a B.S.E.E from Washington State University and a M.B.A from University of Washington. The Board believes Mr. Abbey should serve as a director due to his extensive knowledge and experience in the medical industry and particularly, his knowledge of compliance and regulatory requirements.

Proposal 2 - Ratification of Independent Registered Public Accounting Firm
Deloitte & Touche LLP (“Deloitte”) has been the Company’s independent registered public accounting firm since its selection by the Audit Committee on March 19, 2008. Deloitte was most recently ratified by the stockholders at the 2017 Annual Meeting of Stockholders as the independent registered public accounting firm of the Company for the year ended December 31, 2017.
The Audit Committee has appointed Deloitte to continue as the independent registered accounting firm of the Company for the year ending December 31, 2018. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions. Although the ratification by stockholders is not required, if a majority of stockholders does not ratify the selection of Deloitte, the Audit Committee may continue to retain Deloitte or may consider whether it should appoint another independent registered public accounting firm.

The Board recommends that you vote FOR the ratification of the appointment of Deloitte.

Fees Paid to Auditors

It is the policy of our Audit Committee to have the engagement of our independent registered public accounting firm to perform any audit or non-audit services approved in advance by the Audit Committee. Such approval authority is delegated to the Chairman of the Audit Committee on behalf of the Audit Committee as permitted by the Audit Committee Charter. In 2016 and 2017, all fees to our auditors were pre-approved by the Audit Committee.

Deloitte was our independent registered public accounting firm in 2016 and 2017. Fees billed by Deloitte for 2016 and 2017 were as follows:

	2016	2017
Audit fees	$1,107,156	$3,357,640
Audit related fees	$—	$—
Tax fees	$—	$—
All other fees *	$584,327	$9,865,462
____________________________
*The 2017 and 2016 other fees were primarily for consulting services provided by Deloitte Consulting with regard to the Company's February 3, 2017 acquisition of HIS.

Proposal 3 - Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, our Board is requesting that stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers for 2017 as described in the CD&A and Executive Compensation tables on pages 8 through 17 of this proxy statement.

The Board believes that the information provided above in the CD&A and Executive Compensation sections of this Proxy Statement demonstrates that our executive compensation programs are designed to emphasize pay for performance and are directed toward aligning management’s interests with our stockholders’ interests. Accordingly, our Board recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders of ICU Medical, Inc. approve, on an advisory basis, the compensation paid to the Company's named executive officers as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

This advisory Say-On-Pay vote is non-binding on the Board. Although the vote is non-binding, the Board and our Compensation Committee will review and thoughtfully consider the voting results when making future decisions concerning the compensation of the Company's named executive officers.

The Board recommends a vote FOR approval of the compensation of the Company's named executive officers.

ANNUAL REPORT

The Company's Annual Report on Form 10-K for the year ended December 31, 2017 is being mailed to all stockholders together with this Proxy Statement.
THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MARCH 22, 2018. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673. THE COMPANY’S ANNUAL REPORT ON FORM 10-K IS ALSO POSTED ON THE COMPANY’S WEBSITE, WWW.ICUMED.COM.

NOMINATION OF DIRECTORS AND SUBMISSION OF STOCKHOLDER PROPOSALS

As required and in accordance with our Bylaws, any stockholder who intends to nominate persons for election as directors at an Annual Meeting shall give timely written notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as a director of the Company, if elected. The notice shall also include certain other information about the stockholder giving notice and associates of such stockholder, as required by the Company’s Bylaws, and the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company.

Any stockholder who intends to propose any business at a meeting shall give timely written notice to the Secretary of the Company setting forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stockholder giving the notice, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and by any other stockholders known by the stockholder giving the notice to be supporting the proposal and (iv) any material or financial interest of the stockholder in such business. The notice shall also include certain other information about the stockholder giving notice and associates of such stockholder, as required by the Company’s Bylaws.

In connection with the 2019 Annual Meeting, each of the notices described above will be timely if it is delivered to or mailed and received at the Company’s executive offices not earlier than October 7, 2018 and not later than December 6, 2018. If the date of the 2019 Annual Meeting is advanced or delayed more than 30 days from May 15, 2019 (the one-year anniversary of this year’s Annual Meeting), then in each case for notice by the stockholder to be timely, it must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to the 2019 Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of the 2019 Annual Meeting is first made.

Consistent with SEC rules, a notice of a proposal that a stockholder is seeking to have included in the Proxy Statement for the 2019 Annual Meeting must be received by the Company at its principal executive offices no later than December 6, 2018, or if the date of the 2019 Annual Meeting is changed by more than 30 days from May 15, 2019, then a date that is a reasonable time before the Company begins to print and mail its proxy materials. All proposals submitted for inclusion in the Company’s proxy statement relating to the 2019 Annual Shareholders’ Meeting must comply with all of the requirements of SEC Rule 14a-8. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

SOLICITATION OF PROXIES

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or via the Internet and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

The SEC has adopted rules that allow a company to deliver a single proxy statement and annual report to an address shared by two or more of its stockholders. This method of delivery, known as "householding," permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

BY ORDER OF THE BOARD OF DIRECTORS

Virginia Sanzone, Corporate Vice President General Counsel and Secretary

ANNEX A
Use of Non-GAAP Financial Information

This proxy contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this proxy are Adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes: interest, net; intangible asset amortization expense; depreciation expense; stock compensation expense; restructuring, strategic transaction and integration expense; adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value; legal settlement; bargain purchase gain; change in fair value of contingent earn-out; disposition of certain assets; and income tax expense. Adjusted Diluted EPS excludes, net of tax: interest, net; intangible asset amortization expense; stock compensation expense; restructuring, strategic transaction and integration expense; adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value; legal settlement; bargain purchase gain; change in the fair value of earn-out; and disposition of certain assets.

The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

Reconciliations of 2017 GAAP to non-GAAP Financial Measures
(in thousands, except per share data)

Adjusted EBITDA
GAAP net income	$68,644

Non-GAAP adjustments:
Interest, net (a)	221
Stock compensation expense (b)	19,352
Depreciation and amortization expense (c)	66,569
Restructuring, strategic transaction and integration expense (d)	77,967
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value (e)	66,313
Legal settlement (f)	809
Bargain purchase gain (g)	(70,890)
Change in fair value of earn-out (h)	8,000
Disposition of certain assets (i)	2,880
Provision for income taxes (j)	(17,361)
Total non-GAAP adjustments	153,860

Adjusted EBITDA	$222,504

Adjusted Diluted Earnings Per Share
GAAP diluted earnings per share	$3.29

Non-GAAP adjustments:
Interest, net (a)	$0.01
Stock compensation expense (b)	$0.93
Amortization expense (k)	$0.72
Restructuring, strategic transaction and integration expense (d)	$3.74
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value (e)	$3.18
Legal settlement (f)	$0.04
Bargain purchase gain (g)	$(3.40)
Change in fair value of contingent earn-out (h)	$0.38
Disposition of certain assets (i)	$0.14
Estimated income tax impact from adjustments (l)	$(2.58)
Adjusted diluted earnings per share	$6.45
____________________________

(a) Interest, net.
(b) Stock-based compensation expense in accordance with ASC 718.
(c) Depreciation of fixed assets and amortization of intangible assets.
(d) Restructuring, strategic transaction and integration expense.
(e) Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value.
(f) Legal settlement.
(g) Bargain purchase gain.
(h) Change in fair value of contingent earn-out.
(i) Disposition of certain assets.
(j) Income tax expense recognized during the period.
(k) Amortization expense
 (l) Estimated income tax effect on adjustments for interest, net, stock compensation expense, amortization expense and restructuring, strategic transaction and integration expense, legal settlement and change in fair value of contingent earn-out.

icumedical
human connections

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ICUI2018**

You may attend the Meeting via the Internet and vote during the Meeting before the polls are closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41839-P05536

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ICU MEDICAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vivek Jain
02) George A. Lopez, M.D.
03) Robert S. Swinney, M.D.
04) David C. Greenberg
05) Elisha W. Finney
06) Douglas E. Giordano
07) David F. Hoffmeister
08) Donald M. Abbey

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as auditors for the Company for the year ending December 31, 2018.	☐	☐	☐
3. To approve named executive officer compensation on an advisory basis.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

E41840-P05536

ICU MEDICAL, INC.
Annual Meeting of Shareholders
May 15, 2018
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Vivek Jain and Scott E. Lamb, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of ICU MEDICAL, INC. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 15, 2018 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

HEREIN BY THE UNDERSIGNED, IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side